Note: Information in this document marked with "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                 EXHIBIT 10.7


=============================================================================


                             AMENDED AND RESTATED

                  BROADBAND ACCESS SERVICES SUPPLY AGREEMENT



                                BY AND BETWEEN



                         THE MICROSOFT NETWORK L.L.C.



                                     AND



                          STARBAND COMMUNICATIONS INC.



                         DATED AS OF OCTOBER 20, 2000



=============================================================================

                                   CONTENTS

SECTION 1.  DEFINITIONS.............................................................................................1

SECTION 2.  PERFORMANCE OF WORK.....................................................................................1

SECTION 3.  TRIAL PERIOD............................................................................................2

SECTION 4.  FULL AVAILABILITY.......................................................................................5

SECTION 5.  USB-CPE SUPPLY..........................................................................................5

SECTION 6.  PAYMENTS...............................................................................................10

SECTION 7.  TAXES..................................................................................................11

SECTION 8.  MOST FAVORED CUSTOMER; COMPETITIVE OFFERING............................................................12

SECTION 9.  MSN MINIMUM COMMITMENT.................................................................................12

SECTION 10. MARKETING AND MSN CUSTOMER RELATIONSHIPS...............................................................13

SECTION 11. EXPANSION..............................................................................................15

SECTION 12. EXCLUSIVITY............................................................................................15

SECTION 13. REPRESENTATIONS AND WARRANTIES.........................................................................17

SECTION 14. COVENANTS..............................................................................................18

SECTION 15. INTELLECTUAL PROPERTY RIGHTS...........................................................................19

SECTION 16. GENERAL INDEMNITY......................................................................................22

SECTION 17. RISK OF LOSS...........................................................................................24

SECTION 18. TERM...................................................................................................24

SECTION 19. EVENTS OF DEFAULT; REMEDIES............................................................................25

SECTION 20. RELATIONSHIP OF PARTIES................................................................................29

SECTION 21. GENERAL PROVISIONS.....................................................................................29

                                   ANNEXES

Annex A       Definitions

Annex B-1     Statement of Work

Annex B-1.2   Form of StarBand Trademark License to be added by November 6,
              2000

Annex C       Service Level Agreement

Annex D       Nondisclosure Agreement

Annex E       Termination Agreement

                  Exhibit 1 Performance Guarantee Agreement by Gilat Satellite Network, Ltd. dated
                                 February 15, 2000

                  Exhibit 2      Agreement Relating to Gilat Supply Agreement

Annex F       CPE Plan

Annex G       Network Operations Plan

Annex H       Additional Revenue Services Agreement

Annex I Master Agreement Between StarBand, Gilat and Spacenet, Inc. Dated September 29, 2000

Annex J       Form of Confidentiality Agreement

Annex K       Telecommunications Services Agreement

Annex L       Statement of Work Pursuant to Telecommunications Services
              Agreement

Schedule 1    USB-CPE Pricing Chart

Schedule 2    Warranty Pricing and Information Chart

       AMENDED AND RESTATED BROADBAND ACCESS SERVICES SUPPLY AGREEMENT


           This Amended and Restated Broadband Access Services Supply Agreement is entered into as of the 20th day of October, 2000 (the "Effective Date") (as from time to time amended, modified or supplemented, the "Amended Agreement"), by and between The Microsoft Network L.L.C., a Delaware limited liability company ("MSN"), and StarBand Communications, Inc., a Delaware corporation (formerly known as Gilat-to-Home, Inc.) ("StarBand").

                                    RECITALS

           WHEREAS, StarBand is owned by Spacenet Inc. ("Spacenet"), a Delaware corporation and wholly-owned subsidiary of Gilat Satellite Networks, Ltd., an Israeli corporation ("Gilat"), Microsoft G-Holdings, Inc., a Nevada corporation ("Microsoft Holdings"), and other shareholders and was established for the purpose of providing satellite Internet access to North American consumers, small business and home office customers and ISPs (including MSN) serving such customers;

           WHEREAS, StarBand desires to sell to MSN, and MSN desires to purchase from StarBand, services and equipment for broadband access via satellite to MSN and the Internet for use by MSN Customers; and

           WHEREAS, the original Broadband Access Supply Agreement, dated February 15, 2000, entered into between Microsoft Network L.L.C. and Gilat-To-Home, Inc. (the "Agreement") no longer reflects the actual circumstances of the arrangements under which the Parties are operating and the Parties' desired business relationship, the Parties now collectively desire to amend and restate this Agreement.

                                    AGREEMENT

           In consideration of the above premises and the mutual covenants and agreements contained herein, the Parties agree as follows:

SECTION 1.                GENERAL DEFINITIONS

           As of the Effective Date, the Agreement is replaced in its entirety by this Amended Agreement.

           Capitalized terms used in this Amended Agreement will have the meanings given those terms in Annex A (Definitions).

SECTION 2.                PERFORMANCE OF WORK

           In accordance with this Amended Agreement, StarBand will provide the Work and the Service, including broadband ingress and egress via satellite to and from MSN and the

Internet for use by MSN Customers in the Service Territories. The Work will include (a) supplying all CPE, satellite capacity, satellite network equipment, and other items necessary for the Work and for the provision by StarBand of the Service, (b) all installation, operations, help desk and other services as set forth on Annex B-1 (Statement of Work) attached hereto and (c) such other items, products and services that are reasonably necessary (and generally within the scope of the products, services and other items that are to be provided by StarBand as contemplated by this Amended Agreement) for the Work or for the provision of the Service.

SECTION 3.                TRIAL PERIOD

           3.1          TRIAL PERIOD

           For purposes of this Amended Agreement, the period of time from and after the Effective Date to and including the Full Availability Date (as defined below in Section 3.1.1), shall be referred to herein as the "Trial Period". The Trial Period will end upon satisfaction, in accordance with this Amended Agreement, of criteria set out in this Section 3.1.

                     3.1.1        CRITERIA

           (a) The Trial Period will commence on the Effective Date and will continue until the requirements of this Section 3.1.1 have been satisfied (such date being referred to herein as the "Full Availability Date").

           (b) During the Trial Period for those MSN Employee Customers who have Service Access through participation in MSN's Pilot Satellite Testing Program, MSN will not charge a fee for each such MSN Customer's access to the MSN Service for twelve (12) months. The number of such MSN Employee Customers will not exceed five-hundred (500), and MSN will stop adding MSN Employee Customers after November 17, 2000. Pursuant to Section 6.2 of this Amended Agreement, MSN will also be responsible for connectivity costs from the point of ingress among the StarBand Networks Operation Center (the "StarBand NOC"), the Internet and MSN. StarBand shall be responsible for all other costs related to the implementation of the Service for such MSN Employee Customers, including providing MSN Customers with free CPE, free CPE installation and providing to MSN (for MSN Employee Customers) free satellite service for twelve (12) months.

                     (i) For every non-USB-CPE unit sold through Consumer Sales Channels , MSN shall pay StarBand [*]. For avoidance of doubt, the MSN Pilot Satellite Testing Program shall not be a Consumer Sales Channel.

           (c) During the Term of the Amended Agreement, including the Trial Period, the provision of the Service will be governed by:

                     (i)       The Network Operations Plan (the "NOP") (Annex
           G), including incorporation into the NOP of the Network Performance Plan; and



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions

                     (ii)      the Service Level Agreement (the "SLA") (Annex
           C).

                     In addition, the Parties will use best efforts to complete the CPE Plan by November 6, 2000 (the "CPE Plan") (which will then be added to this Amended Agreement as Annex F). The CPE Plan will include a development plan for the USB Boxes ("USB-CPE"), including a development schedule and descriptions of all USB-CPE (including model numbers) made available to any person by or on behalf of StarBand. StarBand agrees that the USB-CPE development schedule will provide for proposed specifications regarding all USB-CPE models to be provided by StarBand to MSN during the Trial Period. In addition, StarBand agrees that it will provide MSN with periodic status reports regarding StarBand's efforts with respect to such USB-CPE development.

           (d) StarBand shall deliver to MSN, for MSN's approval (such approval not to be unreasonably withheld), the final proposed specifications regarding the Primary USB-CPE, as setout in the CPE Plan no later than October 20, 2000 and receive MSN approval of such specifications. Such specifications shall be detailed and shall take into consideration, among other things, Primary USB-CPE testing parameters, equipment reliability, equipment performance, ease of consumer installation and use, compatibility with existing PC systems and ease of servicing (the "Primary USB-CPE Specifications"). Upon receipt of such specifications, MSN shall have fifteen
(15) days within which to review such proposed specifications. A condition to completing the Trial Period will be the Parties' agreement on final specifications with respect to such Primary USB-CPE and incorporation of the testing provisions into the NOP. StarBand warrants and agrees that it will, and will cause Gilat to, supply to MSN and MSN Customers USB-CPE in strict conformity with the agreed specifications. StarBand further agrees that, with respect to the agreed specifications applicable to Primary USB-CPE being supplied to MSN Customers, it will not, without MSN's prior written consent, alter or modify such agreed specifications in the products delivered to MSN in any manner whatsoever. If there are various models of USB-CPE which StarBand can deliver to MSN for use during the Trial Period, the Parties shall agree on what USB-CPE model shall be the primary USB-CPE to be delivered by StarBand to MSN (the "Primary USB-CPE") no later than October 31, 2000. During the Trial Period, MSN may purchase, test or resell any USB-CPE made available by StarBand, to any person or entity. StarBand shall promptly notify MSN of the availability of any such USB-CPE and provide a reasonable number of such USB-CPE for testing, provided, however that resolution of issues relating to non-Primary USB-CPE shall not be a condition to ending the Trial Period.

           (e) By November 6, 2000, the Parties shall agree on the terms and conditions of, and execute trademark licenses as contemplated by Section
15.1 of this Amended Agreement, and StarBand shall deliver to MSN an executed copy of the intellectual property license agreement to be entered into by and between StarBand and Gilat (such license agreement to be in form and substance satisfactory to MSN). In addition, StarBand and Spacenet will adopt a statement of work with respect to the Telecommunications Services Agreement (such statement of work to be in form and substance satisfactory to MSN) which will be appended as Annex L no later than November 6, 2000. Such statement of work shall include, but not be limited to, performance criteria applicable to Spacenet's performance thereunder. The

Parties have also agreed on the terms and conditions of the StarBand Confidentiality Agreement referred to in Section 14.4 of this Amended Agreement (and it is appended as Annex J).

           (f) No later than February 28, 2001, StarBand shall complete Delivery to MSN of no fewer than One Hundred (100) units of the Primary USB-CPE (the "Test Units"). "Delivery" shall be achieved when (1) StarBand has installed all of the Test Units with MSN Employee Customers in accordance with this subsection (f) and (2) StarBand certifies to MSN in writing, that the Test Units comply with the specifications for the Primary USB-CPE. If MSN determines that the Test Units significantly deviate from the Primary USB-CPE Specifications, MSN shall describe the specific steps required before MSN will accept the Test Units for testing. For thirty (30) days following Delivery, MSN shall evaluate the Test Units using testing criteria previously agreed upon and incorporated into the NOP. At the end of this thirty (30) day test period, StarBand shall have forty-five (45) days to correct any deficiencies in the Test Units and/or the Service identified by MSN.

                     (i) In the event that StarBand completes Delivery of the Test Units before February 28, 2001, then the time periods set out in subsections (f), (g) and (h) of this Section 3.1.1 shall begin to run from the date Delivery is achieved.

           (g) StarBand shall provide at least twenty-one (21) days prior written notice of the date upon which StarBand anticipates commencing installation of the Test Units (the "Notice of Availability"). Within five (5) days of receiving the Notice of Availability, MSN shall supply StarBand with the names and addresses of one hundred and twenty-five (125) MSN Employee Customers who will participate in the evaluation of the Test Units. MSN will assist in facilitating StarBand's installation of at least one hundred (100) of the Test Units by February 28, 2001. StarBand shall expeditiously complete installation of Primary USB-CPE for all one hundred and twenty-five (125) MSN Employee Customers. The delivery and installation of all Primary USB-CPE units required in this paragraph shall be at no cost to MSN.

           (h) Should StarBand achieve Delivery by February 28, 2001, then MSN will use reasonable best efforts to work with StarBand to achieve acceptance of the Test Units by May 15, 2001 ("Acceptance Date"). For every one (1) day beyond February 28, 2001 that StarBand fails to achieve Delivery, the Acceptance Date shall be extended by one (1) day. On or before the Acceptance Date, MSN shall notify StarBand whether MSN accepts the Primary USB-CPE for commercial distribution. If MSN notifies StarBand that MSN accepts the Primary USB-CPE, then the provisions of Section 12 of this Amended Agreement shall be null and void as of such notification. If MSN notifies StarBand that MSN does not accept the Primary USB-CPE, then StarBand may either (i) extend the Acceptance Date for a specified period of time during which all provisions of this Amended Agreement including Section 12 will remain in full force and effect, or (ii) release MSN from any obligation, cost or liability for the Minimum Commitment described in Section 9 of this Amended Agreement. If StarBand chooses to release MSN from the Minimum Commitment, then the provisions of Section 12 of this Amended Agreement shall be null and void as of such waiver.

           (i) In the event MSN does not accept the Primary USB-CPE by the Acceptance Date, as such date may be extended by StarBand as provided above, and regardless whether StarBand elects to waive the Minimum Commitment, the Parties will continue to work together to correct any deviations from the USB-CPE Specifications and to achieve MSN's acceptance of the Primary USB-CPE; provided, however, that if MSN has not accepted the Primary USB-CPE by December 31, 2001, StarBand shall have no further obligation to pay the ongoing costs of providing Service to Radio Shack stores as required under
Section 5.2.9. as of that date.

           (j) During the Trial Period, the Parties will agree on the allocation, after the Full Availability Date, of shipping charges applicable to the shipment back to StarBand of failed USB-CPE units provided, however, that StarBand shall bear the cost of return shipping during applicable warranty periods, as set out in Schedule 2.

SECTION 4.                FULL AVAILABILITY

           Upon the successful achievement of the Trial Period, the Service will be fully available under terms of this Amended Agreement as of the Full Availability Date.

SECTION 5.                CPE SUPPLY

           5.1          CPE SUPPLY DURING TRIAL PERIOD

           Not less than on a bi-weekly basis during the Trial Period, MSN shall, if it has generated one or more new MSN Customers, send to StarBand a purchase order for CPE to be supplied to MSN Customers during the Trial Period (each a "Trial Period Purchase Order"). Each Trial Period Purchase Order will set forth in reasonable detail (i) the number of CPE units to be purchased,
(ii) the name or names of the MSN Customer or MSN Customers that are to receive such CPE, (iii) the location or locations to which such CPE is to be delivered and (iv) such other information as may be reasonably requested by StarBand. The Parties intend that, during the Trial Period, all CPE is to be shipped directly from StarBand to each MSN Customer listed in a Trial Period Purchase Order. StarBand agrees that it shall, after receiving a Trial Period Purchase Order, promptly (i) process such Trial Period Purchase Order and (ii) arrange for the installation of CPE for each MSN Customer described in the related Trial Period Purchase Order. Subject to the last sentence of this
Section 5.1, title to CPE shall not be transferred from StarBand to an MSN Customer until such CPE is successfully installed for such MSN Customer. From the Effective Date until the Full Availability Date, so long as title to CPE is retained by StarBand, all risk of loss with respect to such CPE, and all costs, fees, taxes, duties and expenses (including insurance expenses) related to the shipment of such CPE, shall be borne by, and be for the account of, StarBand. StarBand agrees that it shall, prior to the completion of the Trial Period, submit to MSN for MSN's approval (such approval not to be unreasonably withheld) (x) the insurance policy or policies that shall cover the risk of loss applicable to CPE during the Term and (y) a list of shipping companies that StarBand may from time to time use for shipping CPE to all destinations during the Term. If, during the Trial Period, StarBand demonstrates to MSN's reasonable satisfaction that it has developed an infrastructure for the timely and efficient shipping and installation of CPE, then the provisions set forth in Section 5.2.5 relating to transfer of title and risk of loss shall, thereafter apply to this Section
5.1 to the same extent as though set forth in this Section 5.1. MSN shall, at all times during the Trial Period, have the right to reject CPE that does not conform to the terms of a Trial Period Purchase Order and the terms of this Amended Agreement.

           5.2          USB-CPE SUPPLY AFTER THE FULL AVAILABILITY DATE

                     5.2.1        AGREEMENT TO PURCHASE

           Subject to the terms of this Section 5.2 and Section 4 of Annex B-1 to this Amended Agreement, from and after the Full Availability Date, MSN agrees to purchase (or designate other Persons to purchase) from StarBand, and StarBand agrees to sell to MSN, USB-CPE in accordance with the terms of this Amended Agreement. StarBand warrants and agrees that it will, or will cause Gilat to, supply USB-CPE in strict conformity with the agreed specifications. Notwithstanding any other provision of this Amended Agreement, MSN may test and distribute, in its discretion, any USB-CPE, provided, offered, distributed or sold by or on behalf of StarBand, Gilat or any affiliate of StarBand or Gilat to any person or entity.

                     5.2.2        PURCHASE PROCEDURES

           (a) After the Full Availability Date, and until this Amended Agreement is terminated, MSN or MSN's designee will (and upon the satisfaction in full of MSN's Minimum Commitment, MSN may) from time to time purchase from StarBand USB-CPE by sending to StarBand a purchase order (each a "Purchase Order"). Each Purchase Order shall be sent to StarBand not less than forty five (45) days prior to the date on which MSN wishes to have its USB-CPE order completed. Each Purchase Order will set forth in reasonable detail (i) the number of USB-CPE units to be purchased, (ii) the date on which MSN, or MSN's designee, expects to take delivery, or, if such USB-CPE is to be delivered to a third-party retail distributor, the date on which such third-party retail distributor expects to take delivery, (iii) the Authorized Delivery Location (as defined below) at which the USB-CPE is to be delivered and (iv) such other information as may from time to time be reasonably requested by StarBand. StarBand warrants and represents that MSN Purchase Orders to meet the Minimum Commitment set out in Section 9 of this Amended Agreement will be completed and shipped promptly and MSN will receive priority of supply over any USB-CPE orders for third parties so long as the requirements of Sections 5.2.6 and
5.2.7 are met.

           (b) All orders placed by MSN or MSN's designee pursuant to this Amended Agreement shall be processed and distributed by StarBand promptly, and in all events, within at least thirty (30) days from and after the date on which StarBand shall have received a

Purchase Order from MSN. StarBand shall deliver the fulfilled purchase order to the location specified in each Purchase Order.

           (c) StarBand agrees that it shall cooperate with efforts made by MSN to enter into one or more third-party retail distribution arrangements with respect to reselling USB-CPE pursuant to this Amended Agreement to MSN Customers, and that it will take such additional actions with respect to, and execute and deliver such additional documents relating to, such arrangements as MSN may from time to time reasonably request and terms and conditions to be agreed upon by the Parties.

                     5.2.3        CPE PRICING

           All CPE purchases made by MSN in accordance with the terms of this Amended Agreement will be subject to, and receive all benefits afforded by,
Section 8.1 of this Amended Agreement. During the Term of this Amended Agreement, in no event will the pricing of CPE purchased by MSN under this Amended Agreement exceed the amounts set forth on Schedule 1 attached hereto (the "CPE Pricing Schedule"). The prices payable by MSN with respect to CPE shall, in all events, be inclusive of shipping and insurance charges in accordance with Section 5.2.5 of this Amended Agreement.

                     5.2.4        INCORPORATION BY REFERENCE

           The Parties agree and acknowledge that the terms set forth in
Section 4 of Annex B-1 to this Amended Agreement shall govern all CPE purchases made by MSN in accordance with this Amended Agreement.

                     5.2.5        AUTHORIZED DELIVERY LOCATIONS; RISK OF LOSS;
                                  TITLE TRANSFER

           (a) For purposes of this Amended Agreement, "Authorized Delivery Location" means the delivery locations from time to time designated by MSN in writing to StarBand; provided that in no event shall the number of Authorized Delivery Locations exceed fifty (50) such locations and all shall be located within the United States.

           (b) Title to, and risk of loss with respect to, CPE shall transfer from StarBand to MSN upon the shipment of CPE from StarBand's United States warehouse to an Authorized Delivery Location. The CPE prices set forth on Schedule 1 attached hereto include all shipping and insurance costs related to each such shipment. Until title to CPE has been transferred (as described above), all risk of loss with respect to such CPE, and all costs, fees, taxes, duties and expenses, including insurance expenses, related to the shipment of such CPE to, and while in, StarBand's United States warehouse, shall be borne by, and be for the account of, StarBand. Thereafter, except for the StarBand-provided insurance required by the second sentence above (and except as provided in the last sentence of this subsection (b)), all risk of loss with respect to such CPE shall be borne by MSN or MSN's designee. From and after the delivery of CPE to a Subcontractor performing CPE installation services on StarBand's behalf (including when StarBand acts on its own behalf as the installer), until the time at which such CPE is successfully installed for an MSN Customer, all risk of loss with respect to, and all costs, fees, taxes, duties and expenses, including insurance expenses, related to, such CPE shall revert (without any further act or agreement by the Parties) to being borne by, and being for the account, of StarBand.

           (c) MSN or MSN's designee, as the case may be, shall acknowledge the transfer of title to CPE described above by executing and delivering to StarBand (by telecopy or otherwise) a receipt signed by MSN or MSN's designee, as the case may be, acknowledging receipt of such CPE. MSN shall, at all times during the Term, have the right to reject CPE that does not conform to the terms of a Purchase Order and the terms of this Amended Agreement.

           (d) If MSN submits to StarBand a Purchase Order and in such Purchase Order requests that StarBand provide storage or warehouse services for the CPE that is the subject of such Purchase Order, then MSN agrees that it shall reimburse StarBand for the reasonable costs associated with storing such CPE, including insurance costs and shipping and handling costs [*] of such costs. The foregoing notwithstanding, MSN shall not be required to reimburse StarBand for any such shipping and handling costs if the relevant CPE is subsequently sent by StarBand to an Authorized Delivery Location. StarBand will not be entitled to charge MSN warehousing fees with respect to any CPE not being stored by StarBand at MSN's request.

                     5.2.6        USB-CPE MINIMUM PRODUCTION CAPACITY

           To the extent MSN submits to StarBand USB-CPE orders pursuant to this Amended Agreement, StarBand will be required to supply to MSN during any four (4) month period (on a rolling basis) USB-CPE units up to the amount of such units estimated by MSN (in a Production Forecast (as defined below)) as being necessary to satisfy consumer demand for such rolling four (4) month period (the "USB-CPE Minimum Production Capacity"). The USB-CPE Minimum Production Capacity may from time to time be adjusted in accordance with
Section 5.2.7 of this Amended Agreement or as otherwise agreed in writing by the Parties.

                     5.2.7        MARKET PROJECTIONS

           Monthly from and after the Full Availability Date, MSN will provide to StarBand a four (4) month rolling forecast (the "Production Forecast") regarding consumer demand for the Service, including all equipment related thereto. Based on this forecast, MSN shall have the right, but not the obligation, to require StarBand to increase the amount of USB-CPE to be supplied to MSN by up to twenty-five percent (25%) beginning four (4) months after the date on which MSN requested the production increase. If MSN determines that it wishes to make such increased production request of StarBand, then it shall notify StarBand of such request within twenty (20) days of the date on which it completed the Production Forecast. StarBand shall use commercially reasonable efforts to satisfy MSN's increased production request.




[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions

                     5.2.8        AGREEMENT RELATING TO GILAT SUPPLY AGREEMENTS

           StarBand shall fully and promptly enforce its rights under the Master Agreement by and among StarBand Communications and Gilat Satellite Networks, Ltd. and Spacenet, Inc. dated September 29, 2000.

                     5.2.9        USB-CPE FOR THIRD-PARTY DEMONSTRATIONS

           (a) StarBand agrees to provide non USB and USB-CPE at its expense to RadioShack to enable RadioShack, at each of its retail locations at which any installation has occurred as of the Effective Date of this Amended Agreement, to demonstrate the Service to potential users in accordance with the requirements of Annex B and the Service Level Agreement. StarBand shall provide to RadioShack at its own expense the products, services and other items relating to the provision of the Service as set forth in Section 2 of this Amended Agreement (including StarBand providing to RadioShack Internet connectivity at 384 Kbps). MSN agrees to reimburse StarBand for such expenditures up to the amount of [*] for each RadioShack retail location and [*] per month for ongoing operational costs. StarBand shall document such costs to MSN in a manner reasonably acceptable to MSN for each such location. After the Effective Date, the Parties will agree on an allocation of expenses for installation at additional RadioShack locations.

           (b) MSN will reimburse StarBand for those costs associated with the implementation of a virtual private network (VPN) for RadioShack, to the extent such implementation satisfies MSN's obligations to RadioShack under the Internet Connectivity Strategic Alliance Agreement by and between MSN and Tandy Corporation acting by and through its Radio Shack Division, dated November 10, 1999. Any such reimbursement shall only be for those reasonably incurred costs which are properly documented by StarBand and which represent costs incremental to the costs expended by StarBand under Section 5.2.9(a). For avoidance of doubt, nothing in this Section 5.2.9(b) shall prevent StarBand from seeking reimbursement from Radio Shack, for any cost incurred with regard to the VPN as to which MSN does not reimburse StarBand.

           (c) Upon the agreement of the Parties, StarBand may supply USB-CPE to major third party retailers selected by MSN in consultation with StarBand. StarBand shall provide such retailer, in accordance with an allocation of expenses negotiated in advance by the Parties, with the products, services and other items relating to the provision of the Service (including Internet connectivity).

                     5.2.10 The provisions of this Section 5.2 will also apply to non-USB CPE supply.

                     5.2.11 Within thirty (30) days from the Effective Date, StarBand will provide to MSN, for MSN's approval (such approval not to be unreasonably withheld), a proposed standard form of subcontract to be entered into by it with one or more Subcontractors who are to provide full on-site USB-CPE installation services for MSN Customers. Such standard




[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions form of contract shall ensure that the price payable by MSN Customers to USB-CPE installers for USB-CPE installation does not exceed One Hundred Seventy-Five Dollars ($175) per MSN In addition, StarBand agrees that such contract shall also contain objective criteria against which each Subcontractor's performance may be measured. StarBand furthermore agrees that all Subcontractors used for USB-CPE installation shall be generally recognized within that industry as being financially stable and providing high-quality customer service. MSN will have fifteen (15) days within which to review such contract. StarBand shall also, prior to the completion of the Trial Period, provide to MSN, for MSN's approval (such approval not to be unreasonably withheld), a proposed standard form of subcontract to be entered into by a USB-CPE installer and an MSN Customer (the "MSN Customer Installation Contract"). MSN will have fifteen (15) days within which to review such contract. Such subcontract shall, amongst other things, be appropriate for use in a consumer market (as reasonably determined by MSN) and contain terms and conditions that are consistent with the those of the standard form of USB-CPE installation subcontract referred to above. In no event shall StarBand, without MSN's prior written consent, amend or modify the standard form of subcontract to be entered into by (i) StarBand and any USB-CPE installer (as such form of contract relates to the provision of USB-CPE installation services for MSN Customers) or (ii) any USB-CPE Installer and an MSN Customer.


                     5.2.12 The Parties will conduct regular Program Reviews beginning thirty (30) days after the Trial Period commences, during which MSN and StarBand will compile and review MSN Customer survey results and MSN technical evaluations with respect to the Service. StarBand will have twenty (20) days within which to remedy any deviations from the Service Level Agreement identified by MSN at the Program Review. All such remedial actions will be agreed by the Parties prior to being implemented by StarBand. Such Program Reviews will occur every thirty (30) days during the Term.

SECTION 6.                PAYMENTS

           6.1          MSN MONTHLY FEE

           Beginning with the Full Availability Date, and subject to the provisions of Section 6.3 of this Amended Agreement, MSN will pay to StarBand a monthly fee, not to exceed [*] per month per MSN Customer, as reimbursement for costs associated with StarBand providing to MSN and MSN customers satellite capacity and network operation costs (other than USB-CPE) for each full month of Service for an MSN Customer.

           6.2          CONNECTIVITY FEE

           In connection with the provision by StarBand of the Service, MSN, will (a) on a monthly basis during the Trial Period, and (b) on a quarterly basis thereafter, provide to StarBand the amount of terrestrial telecommunications capacity required for MSN Customers for connection between each StarBand NOC and the MSN NOC and to the point of ingress to the Internet backbone. StarBand will then obtain such capacity on terms and from suppliers



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions reasonably acceptable to MSN and submit to MSN an itemized bill for such Internet backbone-related costs, which are to be paid by MSN to StarBand monthly. Normal monthly connectivity costs from the StarBand NOC to the MSN
NOC will be paid directly by MSN to an Approved Internet Provider. The foregoing notwithstanding, MSN, at its option, may purchase such connectivity directly from its own suppliers (in which case, StarBand will assist each such supplier in the establishment of such connectivity, including the provision of all necessary interfaces).

           6.3          PAYMENT SCHEDULE

           Subject to any reduction pursuant to the Service Level Agreement set out in Annex C, payments of fees by MSN to StarBand will be determined by MSN at the end of each month and will be paid within thirty (30) days thereafter.

           The amount of fees to be paid by MSN will be subject to the performance requirements and corresponding reduction amounts set forth on Annex C attached hereto. Any determination by MSN as to the amount of fees will, absent manifest error, be conclusive and binding on StarBand.

           6.4          PAYMENT LOCATION

           Payments owing to StarBand under this Amended Agreement will be made by MSN in Dollars by the required date of payment to the U.S. bank account of StarBand at:

                               StarBand Communications, Inc.
                               Wachovia Bank
                               Charlotte, North Carolina
                               ABA # 053000183
                               Account # 8731000698

SECTION 7.                TAXES

           Except as otherwise agreed herein, any sales, use, documentary stamp, license, real or personal property transfer or gains tax, fee or charge or any similar tax, fee or charge, whether imposed by any federal, state, local, or foreign governmental authority, that is attributable to the sale, transfer or provision of any product or service pursuant to this Amended Agreement (a "Transfer Tax") shall be timely paid by the party obligated to sell, transfer or provide such product or service hereunder (the "Obligated Party"). The Obligated Party shall indemnify the other party (the "Non-Obligated Party"), on an after-tax-basis, for any taxes, penalties, costs, fees, expenses or losses imposed on or incurred by the Non-obligated Party as a result of the Obligated Party's failure to pay such Transfer Tax. The Non-obligated Party agrees to timely sign and deliver, at the request of the Obligated Party, such forms or certificates as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file tax returns with respect to, such Transfer Tax. In connection with the transactions contemplated herein, StarBand shall be solely responsible for the payment and collection of any fees or charges assessed by, or payable to, the FCC (except for the pro rata portion of any such fee required to be paid by an MSN Customer (such amount not to exceed, per MSN Customer, [*]), which amount shall, as between MSN and StarBand, be for MSN's account).

SECTION 8.                MOST FAVORED CUSTOMER; COMPETITIVE OFFERING

           8.1          MOST FAVORED CUSTOMER

           In connection with satisfying its obligations under this Amended Agreement, StarBand confirms that, at all times during the Term, it will extend to MSN and MSN Customers pricing and other terms (including, but not limited to, terms related to technical performance (including any modifications or alterations to any USB-CPE specifications that improve the performance of such USB-CPE), customer support, marketing and other related commercial terms) that are at least as favorable as those prices and other terms it extends to its other customers purchasing similar or smaller quantities of USB-CPE and that such prices shall be no higher than, and such terms will be no more onerous than, those extended to such other customers. If at any time during the Term, the charges payable by MSN or MSN Customers under this Amended Agreement are not as favorable, then StarBand will reduce prices payable by MSN and MSN Customers to the same level as such other StarBand customers, effective from the date that such prices were first applied by StarBand to such other customers. StarBand will take similar actions if the terms of its dealings with other customers are more favorable than those extended to MSN and MSN Customers under this Amended Agreement.

           8.2          COMPETITIVE OFFERING

           StarBand will ensure, for MSN's benefit, that CPE and the Service is, at all times during the Term, cost, price and performance competitive with that from time to time being offered by any market leader offering two-way, interactive, satellite-based Internet access in North America (the competitiveness of any such offering is to be measured after giving effect to any subsidy program or favorable equity investment that materially affects the terms (including pricing) at which such market leader is able to offer to consumers its service and other commercial parameters).

SECTION 9.                MSN MINIMUM COMMITMENT

           Subject to the successful completion of the Trial Period and so long as no Event of Default has occurred or is continuing, then from and after the Full Availability Date MSN (or parties designated by MSN) shall be obligated to purchase from StarBand [*] Primary USB-CPE units at [*] per unit (the "Minimum Commitment").

           The Minimum Commitment shall be eliminated if at any time StarBand is unable to supply Primary USB-CPE to MSN, in accordance with the Purchase Orders and forecasts supplied by MSN to StarBand under Section 5.2 of this Amended Agreement.



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions

           In the event that MSN fails to satisfy the Minimum Commitment during the Term of this Amended Agreement, then MSN shall pay to StarBand a sum equal to [*] multiplied by the number of Primary USB-CPE units that MSN has failed to purchase under the Minimum Commitment ("Shortfall") within sixty (60) days following the termination or expiration of this Amended Agreement.

           In the event that StarBand terminates this Amended Agreement for an MSN Event of Default (after giving effect to any applicable cure periods), StarBand's sole and exclusive remedy shall be a payment from MSN for the Shortfall at the price of [*] per Primary USB-CPE unit.

           In the event MSN terminates this Amended Agreement for a StarBand Event of Default, then MSN shall have no cost or liability or any responsibility for the Minimum Commitment.

SECTION 10.               MARKETING AND MSN CUSTOMER RELATIONSHIPS

           10.1         MARKETING AND ADVERTISING

           MSN will have the exclusive right (exercisable at its sole discretion) to advertise and market the availability of the Service to potential MSN Customers and will be solely responsible for all costs of such advertising and marketing, provided that MSN shall consult with StarBand with respect to marketing and advertising for the Service, and StarBand will provide such information and assistance as MSN may reasonably request in order to advertise and market the availability of the Service to potential MSN Customers. In all events, StarBand shall not, without MSN's written approval, undertake any advertising or other promotions with respect to the MSN Service. For avoidance of doubt, this Section shall not prohibit StarBand from general marketing and advertising, so long as such marketing and advertising is not in violation of Section 12 of this Amended Agreement.

           10.2         PROVISION OF SERVICES

           MSN will be free to provide the Service to any MSN Customer in the Service Territories in its sole discretion.

           10.3         MSN CUSTOMER RELATIONSHIP; BILLING; CERTAIN FEES

           MSN will at all times have the sole right to, and ownership of, the MSN Customer relationship, including, but not limited to, the right to control and dictate the terms of use of the Service by an MSN Customer, the billing relationship, advertising, marketing and all sale of other services and activities associated with the Service, this Amended Agreement or otherwise. Neither StarBand nor its Affiliates or Associates will be entitled to charge or collect any fees from any MSN Customer except for the following:

           (a) For MSN Customers electing to utilize StarBand USB-CPE installation services, a USB-CPE installation fee not to exceed One Hundred Seventy-Five Dollars



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions

($175) per MSN Customer (the "One-Time Installation Fee") (provided that such installation constitutes a "standard installation" as such term is defined in the MSN Customer Installation Contract);

           (b)       Out-of-warranty maintenance fees shall be as set forth on
Schedule 2 attached hereto ("Out-of-Warranty Fees"). The Parties agree that no Out-of-Warranty Fees shall be payable by, or collected from, any MSN Customer during the Trial Period (all such work to be performed by StarBand during the Trial Period without charge).

           10.4         USE OF INFORMATION

           StarBand will not have the right to use any information concerning any MSN Customer, whether personally identifiable with the MSN Customer, in the aggregate, technical, tracking or otherwise, except to the extent necessary to provide MSN with the Service or as mutually agreed between the Parties and will keep all such information confidential. MSN will not, and will have no obligation to, share any MSN Customer information with StarBand except as necessary for StarBand's provision of the required Service. StarBand will, at MSN's request, provide MSN with copies of any and all MSN Customer information it may obtain, and once any such information is no longer necessary for StarBand to provide to MSN the Service, StarBand agrees to destroy all such MSN Customer information (other than information residing in the memory of a computer owned or leased by StarBand and which cannot be readily erased or otherwise destroyed, in which case, such information shall, in all events, remain subject to the prohibitions on use and disclosure set forth in this Amended Agreement and the other Operative Documents) after first providing MSN a copy or the original of such information.

           10.5         PRICE OF SERVICES

           MSN will have the exclusive right (exercisable at its sole discretion) to set MSN Customer prices for all aspects of the Service, other than the One-Time Installation Fee and the Out-of-Warranty Fees permitted to be charged by StarBand to MSN Customers.

           10.6         MARKETING TO MANUFACTURERS; BUNDLING OF SERVICE

           (a) Upon MSN's request, StarBand will (and will cause Gilat to) join MSN in approaching PC manufacturers to make the Service an optional, orderable service at the time of PC purchase.

           (b) MSN may consider, but is not committed to, bundling the Service with other Microsoft products and services, including WebTV.

           10.7         NO MINIMUM AMOUNT OF WORK OR NUMBER OF MSN CUSTOMERS

           Subject to MSN's Minimum Commitment, MSN will have no obligation to purchase a minimum amount of Work (or CPE) from StarBand or to guarantee a minimum number of MSN Customers.

           10.8         MSN CUSTOMER USE OF MSN.COM PORTAL

           Pursuant to each Service Contract entered into by an MSN Customer, each such MSN Customer will, in connection with their use of the Service, use the MSN.com portal. Subject to the provisions of the Additional Revenue Services Agreement and StarBand's right to retain the One-Time Installation Fee and Out-of-Warranty Fees, MSN will be entitled to all advertising, e-commerce and other revenue generated in connection with the MSN.com portal.

SECTION 11.               EXPANSION

           11.1         GEOGRAPHIC MARKET

           The Service Territories will be expanded from time to time as set forth below:

                     11.1.1       CANADA AND MEXICO

           StarBand agrees to develop a plan for offering the Service in Canada and Mexico beginning upon the Full Availability Date. StarBand represents that it has the capability of providing the Service to MSN Customers in Canada and Mexico subject only to obtaining landing rights from the Governments of Canada and Mexico. StarBand agrees that it will promptly apply for such landing rights and will use best efforts to obtain such rights in consultation with MSN. Upon obtaining such landing rights, the Service Territories will be expanded to include Canada and Mexico. StarBand will keep MSN informed of its progress in obtaining such landing rights and will provide updated timetables for commencement of the Service in Canada and Mexico.

                     11.1.2       GENERAL TERMS

           All Work provided in the Service Territories, as from time to time expanded in accordance with the terms hereof, will be subject to the terms and conditions of this Amended Agreement; provided that if the costs for providing the Work in countries other than the United States are less than the costs for providing the Work in the United States, the fees to be paid by MSN to StarBand will be reduced so as to provide StarBand with a profit margin commensurate with its profit margin for such Work in the United States.

SECTION 12.               EXCLUSIVITY

           (a) Commencing on the Effective Date, StarBand may supply non-USB-CPE and USB-CPE to any person, including any competitor of MSN, except as provided subsection (b) of this Section 12.

           (b) For the period beginning on the Effective Date and ending on January 1, 2001:

                     (i) StarBand shall not provide, sell or distribute any non-USB-CPE units, directly or indirectly, [*] to [*],



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions

[*], [*], or [*] (or any affiliates or their respective successors, including [*]) (collectively, "MSN Competitors");

                     (ii)      Neither StarBand nor any MSN Competitor shall:
(i) make any public announcement of any agreement between them with respect to sales of non-USB-CPE units, provided that StarBand may, to the extent required by federal or state securities statute or regulation, make any disclosures of any such agreement in its securities filings or other legally required disclosure documents; or (ii) engage in any marketing, advertising or promotion of non-USB-CPE units pursuant to any such agreement; and

                     (iii) StarBand may, during this period, distribute non-USB-CPE units to MSN Competitors for the sole and limited purpose of internal, non-commercial testing and evaluation, provided that under no circumstances shall StarBand provide more than 500 test units to any MSN Competitor.

           From January 1, 2001 until the expiration of the exclusivity restrictions set forth in subsection (c) below, StarBand shall submit any public announcements (other than SEC or other regulatory filings, or documents filed with a court), promotional or advertising material related to any MSN competitor and the non-USB-CPE to MSN for MSN's review at least five days prior to public release.

           (c) For the period beginning on the Effective Date and ending on the earlier of (i) MSN's acceptance of the Primary USB-CPE; and (ii) StarBand's waiver of the Minimum Commitment (both as provided in Section 3.1.1(h) of this Amended Agreement):

                     (i) StarBand shall not provide, sell or distribute, directly or indirectly (including through Compuserve) any USB-CPE to any MSN Competitor; and

                     (ii)      Neither StarBand nor any MSN Competitor shall:
(i) make any public announcement of any agreement between them with respect to sales of USB-CPE units, provided that StarBand may, to the extent required by federal or state securities filings or other legally required disclosure documents; or (ii) engage in any marketing, advertising or promotion of USB-CPE units pursuant to any such agreement.

                     (iii) StarBand may, during this period, distribute USB-CPE units to MSN Competitors for the sole and limited purpose of internal, non-commercial testing and evaluation, provided that under no circumstances shall StarBand provide more than 500 test units to MSN Competitor.

           (d) MSN shall have no exclusive obligations to StarBand with respect to the subject matter of this Amended Agreement. Without limitation of the foregoing, MSN has the right to make available to its Members the services of other telecommunication services providers as well as any or all CPE from alternate providers.



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with repect to the omitted portions

SECTION 13.               REPRESENTATIONS AND WARRANTIES

           Each Party represents and warrants to the other Party that as of the Effective Date:

           13.1         ORGANIZATION; GOOD STANDING AND QUALIFICATIONS

           It is a company duly formed and validly existing under the laws of its state of formation; it has requisite company power and authority to own or lease and operate its material properties and to carry on its businesses as now conducted in all material respects; and it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to do so would have a material adverse effect on its ability to perform its obligations hereunder.

           13.2         AUTHORIZATION

           It has the requisite company power and authority to enter into this Amended Agreement and the other Operative Documents to which it is a party and to carry out the transactions contemplated hereby and thereby; the execution, delivery and performance of this Amended Agreement and the other Operative Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the requisite company action of such Party and will not conflict with the articles of incorporation or certificate of formation, as applicable, or the limited liability company agreement or bylaws, as applicable, of such Party; and this Amended Agreement and each other Operative Document to which it is a party is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

           13.3         LITIGATION

           There are no actions, suits, proceedings or investigations pending or, to such Party's knowledge, threatened against such Party or any of its Affiliates in connection with this Amended Agreement or any other Operative Document or that, individually or in the aggregate, would otherwise have a material adverse effect on such Party's ability to perform its obligations hereunder or under any other Operative Document.

           13.4         COMPLIANCE WITH LAWS

           It and its Affiliates are in full compliance with all applicable Laws of the United States and any other relevant Governmental Authority, except where the failure to be in such compliance does not and is not reasonably expected to have a material adverse effect on such Party's ability to perform its obligations hereunder and, to the best of such Party's knowledge, there is no material risk of such Party failing to obtain any Governmental Approvals required to be obtained hereunder.

           13.5         COMPLIANCE WITH COMPANY DOCUMENTS AND AGREEMENTS

           Neither its execution and delivery of this Amended Agreement or any other Operative Document, nor its consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof, will conflict with, result in a breach of, constitute a default under or require any consent under any applicable Law or any agreement to which such Party is a party or by which it is bound or to which it is subject, other than consents that have been obtained or any conflicts, breaches, defaults or failures to obtain consents that do not and are not reasonably expected to have a material adverse effect on such Party's ability to perform its obligations hereunder.

           13.6         LICENSES AND GOVERNMENTAL APPROVALS

           StarBand further represents and warrants that it has, or Spacenet has duly assigned or otherwise made available to StarBand for use by StarBand, all necessary agreements, licenses, certificates and authorizations from telecommunications providers or governmental entities in order to provide the Service to MSN and MSN Customers at standards commonly observed in the telecommunications industry, as well as to perform its obligations under this Amended Agreement and each other Operative Document to which it is a party. StarBand further represents and warrants that the assignment or other method by which Spacenet has made available to StarBand any agreement, license, certificate or authorization in connection with the transactions contemplated herein, is and will be in compliance with all applicable Law, will not conflict with, result in a breach of, constitute a default under or require any consent under any applicable Law or any agreement to which StarBand or Spacenet is a party or by which either of them is, respectively, bound.

SECTION 14.               COVENANTS

           14.1         COMPLIANCE WITH LAWS

           StarBand will perform its obligations under this Amended Agreement in full compliance with all applicable Laws of the United States and any other relevant Governmental Authority.

           14.2         REGULATORY RESPONSIBILITIES

           StarBand, at its expense, will obtain, defend and maintain in full force and effect all Governmental Approvals required under applicable Law to perform its obligations under this Amended Agreement (whether or not StarBand, any Subcontractor, MSN or any other Person may be responsible under applicable Law to obtain or maintain such Governmental Approval). If any Governmental Approval sought by StarBand (or any of its Affiliates) is to include a representation regarding the Work or the Service that reasonably could later have a material adverse effect on MSN if such representation were later to prove false or misleading, then StarBand, prior to the submission thereof, will submit such application for MSN's approval. StarBand will promptly inform MSN if it has knowledge of any requirement of any Governmental Authority that may materially affect MSN's intended provision of the Service or the Work in connection therewith. During the Term, MSN will use, or will cause to be used by an MSN designee, commercially reasonable efforts to notify users, upon the execution of a Service Contract, that such user may be required to obtain and maintain zoning permits or other similar licenses with respect to the installation of USB-CPE on such user's real property. In addition, StarBand agrees that the MSN Customer USB-CPE Installation Contract shall include a provision requiring such installer to perform, at its own expense, all actions reasonably necessary to assist such MSN customer in obtaining any such zoning permits or similar licenses.

           14.3         WARRANTY TO MSN CUSTOMERS

           StarBand will supply to MSN (for MSN and for each MSN Customer) a freely transferable warranty as required by Section 4.6 of Annex B-1 (Statement of Work).

           14.4         CONFIDENTIALITY

           All employees, agents, and Subcontractors of StarBand who are to discharge any of StarBand's services and obligations under this Amended Agreement will execute and deliver to StarBand a confidentiality agreement, substantially in the form attached hereto as Annex J ("Confidentiality Agreement"). StarBand will use its best efforts to ensure compliance by all such individuals or entities with the terms and conditions of each such Confidentiality Agreement. Promptly upon receipt thereof, StarBand shall deliver to MSN, in accordance with the notice provisions set forth in this Amended Agreement, a copy of each Confidentiality Agreement executed and delivered to it pursuant to the terms of this Section 14.4.

           14.5         NO AMENDMENTS

           StarBand will not, without MSN's prior written consent, amend, or consent to any amendment or modification of, any Operative Document to which it is a party.

SECTION 15.               INTELLECTUAL PROPERTY RIGHTS

           15.1         CONTROL AND OWNERSHIP OF INTELLECTUAL PROPERTY

           (a) Any use by StarBand of any names, logotypes, trade dress, domain names or other trademarks or service marks of MSN, Microsoft or any of their respective Affiliates on marketing and other materials promoting the Service shall be subject to, and expressly conditioned upon, the terms of a trademark license to be negotiated between the parties ("Trademark License") and attached to this Agreement as Annex B-1.2. StarBand shall, at its own expense, correct any specified misuses of such trademarks. Except as provided in that Trademark License, nothing in this Amended Agreement shall grant to StarBand any right, title, interest or license in or to any names, logotypes, trade dress or other trademarks or service marks of MSN, Microsoft or any of their respective Affiliates.

           (b) Any use by MSN of any names, logotypes, trade dress, domain names or other trademarks or service marks of StarBand on marketing and other materials promoting the Service shall be subject to, and expressly conditioned upon, the terms of a trademark license to be negotiated between the parties. Except as provided in that Trademark License, nothing in this Amended Agreement shall grant to MSN any right, title, interest or license in or to any names, logotypes, trade dress, domain names or other trademarks or service marks of StarBand or any of its Affiliates.

           15.2         BACKGROUND INTELLECTUAL PROPERTY

           (a) "Background Intellectual Property" means all Intellectual Property Rights that are owned or controlled by MSN or StarBand (or their respective Associates) prior to this Amended Agreement and Intellectual Property Rights with respect to Technology conceived or first reduced to practice by such Party (or its respective Associates) contemporaneously with this Amended Agreement but not arising from the performance of any Work or the Service under this Amended Agreement.

           (b) Each Party shall continue to own and control all of its respective Background Intellectual Property. No licenses are granted under such Background Intellectual Property except as may be expressly granted herein or as otherwise agreed to, in writing, by the Parties.

           15.3         FOREGROUND INTELLECTUAL PROPERTY

           (a) "Foreground Intellectual Property" means all Intellectual Property Rights with respect to Technology that is conceived or first reduced to practice during the course of performing any Work or the Service under this Amended Agreement by MSN or StarBand or their respective Associates.

           (b) All Foreground Intellectual Property that is developed solely by Associates of one of the Parties shall be and remain the exclusive property of that Party. Each Party shall have the right, but not the obligation, at its own expense, to apply for Statutory Intellectual Property (as defined below) protection of the Intellectual Property Rights solely created by its Associates hereunder. "Statutory Intellectual Property" means all Intellectual Property Rights whose protection is governed by one or more statutes or regulations that have been made effective by the United States or foreign governmental body or that have been enacted by treaty. Statutory Intellectual Property includes, but is not limited to, patents (including utility patents, design patents, utility models and inventor certificates), copyrights, trademarks, mask works, and any applications for the foregoing types of Intellectual Property Rights. Statutory Intellectual Property does not include Intellectual Property Rights whose protection is governed by judicial common law (e.g., in the United States: trade secrets and know-how).

           15.4         NO JOINT DEVELOPMENT

           The Parties acknowledge and agree that no joint development is intended under this Amended Agreement. Each Party shall continue to own and control all of its respective

Background Intellectual Property and Foreground Intellectual Property. No licenses are granted by either Party under its respective Background Intellectual Property or Foreground Intellectual Property except as may be expressly granted herein or as otherwise agreed to, in writing, by the Parties.

           15.5         INTELLECTUAL PROPERTY INDEMNITY

           (a) StarBand will defend, indemnify and hold harmless each MSN Indemnified Person against any allegation or claim that the Service, the Work, any CPE, any Deliverable Item, any Technology of or provided by StarBand, or any component (including without limitation any trademark, tradename or logos provided, pursuant to the Trademark License set forth in
Section 15.1) thereof infringes an Intellectual Property Right, and against any damages, costs and other liabilities resulting from such allegation or claim (whether during or after the Term of this Amended Agreement). Claims procedures will be in accordance with Section 16.2 of this Amended Agreement.

           (b) If StarBand acknowledges, or a competent tribunal determines, that the Service, the Work, the CPE, any Deliverable Item, any Technology of or provided by StarBand (including, but not limited to, service, equipment and trademarks), or any component thereof infringes an Intellectual Property Right of any Person other than StarBand, or an injunction issues restricting the use, sale or other disposition thereof, StarBand will, at its own expense:

                     (i) Procure the right for MSN and the MSN Customers to continue using the Service, the Work, the CPE, any Deliverable Item or Technology or component thereof (such right to be procured on terms and conditions satisfying the requirements of this Amended Agreement);

                     (ii) Supply (including installation) a substantially equivalent, non-infringing replacement (such replacement to satisfy the requirements of this Amended Agreement (including, without limitation, all agreed specifications applicable to CPE)); or

                     (iii) Modify the Service, the Work, the CPE, any Deliverable Item, the Technology or component thereof so that it is non-infringing, but continues to comply with the requirements of this Amended Agreement.

           Without limiting StarBand's obligations above, if StarBand is unable to accomplish or perform one of the acts specified in Section 15.5(b)(i), (ii) or (iii) above, then MSN shall have the right to terminate this Amended Agreement for default, with no further obligations or liability whatsoever and StarBand having liability for any and all damages suffered by MSN as a result of StarBand's default under this Section 15.5(b).

           15.6         ASSIGNMENT

           For MSN's benefit, during the Term and thereafter, StarBand, in connection with the Service, the Work, the CPE, any Deliverable Item, any Technology of or provided by

StarBand, or any component thereof, hereby assigns and conveys to MSN all rights and interests it has, or that it may from time to time have, to be indemnified by Gilat, Spacenet or any Affiliate of Gilat under the terms of the Agreement Relating to Gilat Supply Agreements.

           15.7         EXCLUSIONS

           Section 15.5 shall not apply to any claim or allegation of infringement of an Intellectual Property Right of third-party arising from:

           (a) the modification of the CPE, any Deliverable Item or Technology, or any component thereof by a Person other than the party supplying the same, its Affiliates or their respective Subcontractors if such infringement would not have occurred but for such modification use; or

           (b) the combination by a Person other than StarBand, its Affiliates or their respective Subcontractors of the CPE, any Deliverable Item, any Technology or any component thereof with any product or service not supplied or specified by StarBand or its Subcontractors, if the infringement would not have occurred but for such combination, unless the Service, the Work, the CPE, the Deliverable Item or the component thereof would contributorily infringe.

SECTION 16.               GENERAL INDEMNITY

           16.1         INDEMNIFIABLE CLAIMS

           (a) StarBand hereby indemnifies and agrees to protect, defend, and hold harmless each MSN Indemnified Person against any and all Indemnifiable Claims from time to time imposed on (whether during or after the Term), incurred by or asserted against any MSN Indemnified Person arising out of or relating to:

                     (i) failure of Gilat, StarBand or its Affiliates or their respective Subcontractors to comply with applicable Law, provisions of any applicable Governmental Approvals or this Amended Agreement or any other Operative Document;

                     (ii) the Work, the Service or any injury to or death of any Person (including employees of StarBand or MSN) or damage to any property or environment (including property of any MSN Indemnified Person or any other Person) in connection with or incident to performance of or failure to perform this Amended Agreement or any other Operative Document;

                     (iii) any breach of this Amended Agreement or any other Operative Document by StarBand or any Affiliate thereof, including any failure by StarBand to provide the Work in accordance with the terms hereof or any breach by Gilat of the Performance Guarantee; or

                     (iv) any possession, handling, transportation, storage or use of hazardous materials or explosives by StarBand or its Affiliates.

           (b) MSN hereby indemnifies and agrees to protect and defend, and hold harmless each StarBand Indemnified Person against any and all indemnifiable claims from time to time imposed on (whether during or after the Term), incurred by or asserted against any StarBand Indemnified Person arising out of or relating to:

                     (i)       failure by MSN, its Affiliates or
Subcontractors to comply with applicable Law, provisions of any applicable Governmental Approval or this Amended Agreement or any other Operative Document; or

                     (ii) any breach of this Amended Agreement or any other Operative Document by MSN or any Affiliate thereof.

           16.2         CLAIMS PROCEDURE

           Each Party (the "Indemnified Party") will promptly notify the other Party (the "Indemnifying Party") of the commencement of any action or proceeding against an MSN Indemnified Person or StarBand Indemnified Person, as the case may be, in respect of an Indemnifiable Claim for which indemnification is sought, provided that failure of such Indemnified Party to provide such notice will not release the Indemnifying Party from any of its obligations to indemnify hereunder except to the extent such failure materially impairs the rights of the Indemnifying Party to insurance or indemnity covering the Indemnifying Party's indemnity obligation hereunder or otherwise materially increases the Indemnifying Party's indemnity obligation. An Indemnifying Party will have the right, at its expense, to investigate an Indemnifiable Claim for which indemnification is sought hereunder and, if such Indemnifying Party acknowledges full responsibility to indemnify therefore, will have the right to defend such Indemnifiable Claim, employing counsel reasonably acceptable to the Indemnified Party, provided that (a) no Indemnifying Party will be entitled to defend any such Indemnifiable Claim if the Indemnifiable Claim or Indemnifying Party's defense thereof could give rise to criminal liability for the Indemnified Party and (b) the Indemnified Party will be entitled to jointly control its own defense in any proceeding that has a material adverse effect on the Indemnified Party's business in the jurisdiction of such proceeding. An Indemnified Party may participate (at its own expense and with its own counsel) in any proceeding controlled by an Indemnifying Party, pursuant to the foregoing, and MSN will be entitled to approve any settlement that adversely affects the Work, the Service, the CPE, any Deliverable Item, any Technology or any component thereof. Payments required to be made pursuant to this Section 16.2 will be made directly to such indemnified person in immediately available funds within thirty (30) days after written demand upon the Indemnifying Party by such Indemnified Party.

           16.3         ASSIGNMENT

           For MSN's benefit, during the Term and thereafter, StarBand, in connection with the Service, the Work, the CPE, any Deliverable Item, any Technology or of provided by StarBand, or any component thereof, hereby assigns and conveys to MSN all rights and interests it has, or that it may from time to time have, to be indemnified by Gilat, Spacenet or any Affiliate of Gilat under the terms of the Agreement Relating to the Gilat Supply Agreements.

SECTION 17.               RISK OF LOSS

           Subject to the provisions of Section 5.2.5 of this Amended Agreement, StarBand will bear the risk of loss of, or damage to, the Work (including the CPE), the StarBand NOC facilities and the contents thereof, and all other items included in the Work. MSN will at all times bear the risk of loss of, or damage to, the MSN NOC and the contents thereof.

SECTION 18.               TERM

           18.1         TERM; RENEWAL

           Subject to the other terms and conditions herein, the Term of this Amended Agreement will commence on the Effective Date and be in effect for four (4) years. Thereafter, this Amended Agreement will be renewed annually unless MSN or StarBand gives written notice of termination of this Amended Agreement to MSN at least one (1) year prior to the date for such renewal.

           If the Trial Period is not completed by September 1, 2001, then MSN may, but is not obligated to, terminate the Amended Agreement. In any such termination, unless otherwise revoked (by MSN in its sole discretion) within forty-eight (48) hours after the transmittal thereof, from and after the date on which MSN will have transmitted to StarBand the notice referred to in this
Section 18.2, MSN will have no further liability to StarBand and MSN's Minimum Commitment set forth in Section 9 of this Amended Agreement will be null, void and of no further force or effect. MSN agrees that it shall, in connection with any termination by it of this Amended Agreement pursuant to this Section 18.2, pay to StarBand any fees accrued hereunder but unpaid as of such date of termination.

           18.3         ONGOING OBLIGATIONS

           If this Amended Agreement is otherwise terminated or expires pursuant to this Section 18, then, at MSN's request, StarBand shall continue to provide the Service and meet its related obligations hereunder for all MSN Customers then utilizing the Service until the later of (a) the expiration of the applicable Service Contract for each such MSN Customer and (b) twelve (12) months after the date this Amended Agreement would otherwise terminate or expire. In addition, StarBand will actively cooperate in MSN's efforts to transition the provision of the Service from StarBand to an MSN-selected third-party replacement provider of the Service, including providing necessary data and documentation.

During the period that StarBand is satisfying its obligations under this
Section 18.3, MSN will continue to pay to StarBand amounts it owes to StarBand pursuant to Section 6.1 of this Amended Agreement.

           18.4         RETURN OF CONFIDENTIAL INFORMATION

           At the end of the Term of this Amended Agreement or following any continued service pursuant to the terms of this Amended Agreement, each Party will, at the other Party's direction, return or certify destruction of Confidential Information (as defined in the NDA (defined below)) and other information and materials of such other Party.

SECTION 19.               EVENTS OF DEFAULT; REMEDIES

           19.1         EVENTS OF DEFAULT

           An Event of Default will occur upon MSN's delivery of written notice to StarBand after the occurrence of any of the events listed below:

           (a) Service performance is such that an "Event of Default" occurs pursuant to the terms of the Service Level Agreement; or

           (b)       StarBand fails to perform or comply with Section 10.4,
Section 12 or Section 15.5 of this Amended Agreement; or

           (c) any representation or warranty of either Gilat or StarBand, as the case may be, in this Amended Agreement or under any other Operative Document proves to have been incorrect in any material respect when the same was made and materially affects or is reasonably likely to affect materially MSN's rights or Gilat's or StarBand's ability to perform either of their respective obligations under this Amended Agreement or under any other Operative Document or the enforceability of this Amended Agreement or any Operative Document or MSN's liabilities with respect to this Amended Agreement or any other Operative Document; provided that if either Gilat or StarBand in good faith diligently is effecting a cure, then such failure will not constitute an Event of Default for a period of thirty (30) days following notice from MSN advising either Gilat or StarBand of such failure; or

           (d) either Gilat or StarBand fails to perform or comply with, or is in default with respect to, any other material obligation of this Amended Agreement, or any other Operative Document, provided that if Gilat or StarBand in good faith diligently is effecting a cure, then such failure will not constitute an Event of Default for a period of thirty (30) days following notice from MSN advising Gilat or StarBand of such failure; or

           (e)       an Event of Default occurs under any other Operative
Document; or

           (f) either Gilat or StarBand commences a voluntary proceeding concerning itself under any Insolvency Law; or any involuntary proceeding is commenced against either Gilat or StarBand under any Insolvency Law and the petition has not been dismissed within sixty

(60) days after commencement of the proceeding, or a receiver or custodian is appointed for or takes charge of all or a substantial portion of the property of either Gilat or StarBand and such custodian or receiver has not been dismissed or discharged within sixty (60) days; or either Gilat or StarBand has taken action toward the winding-up, dissolution, or liquidation of either of their respective businesses; or either Gilat or StarBand has been adjudicated insolvent or bankrupt or an order for relief or other order approving a case or proceeding under an Insolvency Law has been entered; or either Gilat or StarBand has made a general assignment for the benefit of creditors; or

           (g) USB-CPE are not in full commercial production and being supplied to MSN and its designees in accordance with the terms of this Amended Agreement on or prior to December 31, 2001.

           19.2         MSN REMEDIES

                     19.2.1       CESSATION OF PAYMENTS

           Notwithstanding any other provision herein to the contrary, if an Event of Default has occurred and is continuing, then for the period of such continuance, MSN will have no obligation to make any payment to StarBand hereunder unless and until StarBand fully remedies the Event of Default prior to MSN giving written notice terminating this Amended Agreement. Subject to the other terms and conditions of this Amended Agreement, amounts payable to StarBand will continue to accrue during the continuance of an Event of Default unless and until written notice is given by MSN terminating this Amended Agreement. If MSN does not give such termination notice, such amounts will be paid to StarBand (without interest) after such Event of Default is fully remedied. If the Event of Default is not fully remedied or MSN gives written notice terminating this Amended Agreement, then MSN shall be entitled to offset and credit all StarBand obligations owing against such accrued but unpaid payments. In addition, MSN may, at its option, exercise any remedy under this Section 19.2. and will also be entitled to equitable relief, including injunctive relief and specific performance, to enforce any StarBand obligations.

                     19.2.2       SPECIAL REMEDY

           Notwithstanding any other provision herein to the contrary, if an Event of Default under Section 19.1(f) shall have occurred and is continuing, then MSN may, in lieu of exercising its right to terminate this Amended Agreement pursuant to Section 19.2.3 hereof, (a) suspend (without penalty) all further MSN liabilities (without accrual of any MSN liabilities during such suspension period) until satisfied that the USB-CPE are in full commercial production and are being supplied to MSN in accordance with this Amended Agreement or (b) purchase from StarBand (and StarBand will be entitled to purchase from Gilat) non-USB CPE at the same price as applicable to the USB-CPE (and all PC Subsidies granted by MSN will be credited against MSN's Minimum Commitment).

                     19.2.3       RIGHT OF TERMINATION

           Upon the occurrence of an Event of Default under Section 19.1, MSN will have the right to terminate this Amended Agreement by written notice to StarBand of such termination and MSN's Minimum Commitment shall be canceled.

                     19.2.4       ONGOING OBLIGATIONS AFTER AN EVENT OF DEFAULT

           (a) If this Amended Agreement is otherwise terminated pursuant to Section 19.2.3 hereof, then, at MSN's request, StarBand shall continue to provide the Service and meet its related obligations hereunder for all MSN Customers then utilizing the Service (but without any liability for any fees or other charges of MSN or any MSN Customer) until the later of (a) the expiration of the applicable Service Contract for each such MSN Customer and (b) three (3) years after initiation of the Service for such Service Customer (the "Transition Period"). MSN shall, during the Transition Period, continue to pay to StarBand amounts it owes to StarBand pursuant to Section
6.1 of this Amended Agreement. Otherwise, MSN shall not have any other liability under this Amended Agreement with respect to StarBand for other payments.

           (b) In addition to satisfying its obligations under Section 19.2.4(a) hereof, during the Transition Period, StarBand will actively assist (and will cause its Affiliates (including Gilat) to actively assist), and will promptly (i) provide (and cause its Affiliates (including Gilat) to provide) all necessary training, data and documentation and (ii) license (and will cause its affiliates (including Gilat) to license) technology (royalty-free) to a third-party replacement provider to permit continued and uninterrupted Internet access to each such MSN Customer. The obligations of StarBand under this Section 19.2.4(b) shall be referred to herein as "Migration Assistance".

           (c)       Upon this Amended Agreement's termination, StarBand will
(i) cease referring to MSN and any of its respective services and products and
(ii) upon MSN's request, do such things as are necessary to disable its direct and indirect connectivity to MSN. StarBand acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide to MSN and MSN Customers Migration Assistance, MSN will be irreparably harmed in a manner for which it cannot receive an adequate remedy at law. In such a circumstance, MSN may proceed to court without first invoking the dispute resolution procedures of this Amended Agreement and will be entitled to injunctive relief.

                     19.2.5       DAMAGES

           In addition to any amounts owing under other provisions of this Amended Agreement, upon occurrence of an Event of Default (and whether or not MSN exercises its right to terminate this Amended Agreement), StarBand will be liable, and hereby agrees to pay to MSN within five (5) Business Days after receiving notice from MSN, for all damages, including, but not limited to, damages incurred in locating any replacement providers of Internet access for MSN Customers and installing any equipment in connection therewith, and damages or restitution and lost profits associated with the termination of any Service Contracts incurred by MSN in connection with or due to such default or other breach. This remedy is not exclusive, and MSN will also be entitled to any other remedy that MSN may have hereunder, at law or at equity.

           19.3         MSN EVENTS OF DEFAULT

           An "MSN Event of Default" will occur upon StarBand's delivery to MSN of written notice after the occurrence of any of the events listed below:

           (a) MSN fails to make any payment required hereunder when due and payable; provided that such failure will not constitute an MSN Event of Default unless MSN does not cure such failure within thirty (30) days after notice from StarBand advising MSN of such failure; or

           (b) any representation or warranty of MSN in this Amended Agreement proves to have been incorrect in any material respect when the same was made and materially affects or is reasonably likely to affect materially StarBand's rights or MSN's ability to perform its obligations under this Amended Agreement or the enforceability of this Amended Agreement; provided that if MSN in good faith diligently is effecting a cure, then such failure will not constitute an MSN Event of Default for a period of thirty (30) days following notice from StarBand advising MSN of such failure; or

           (c) MSN fails to perform or comply with any other material obligation of this Amended Agreement, provided that if MSN in good faith diligently is effecting a cure, then such failure will not constitute an MSN Event of Default for a period of thirty (30) days following notice from StarBand (as the case may be) advising MSN of such failure; or

           (d) MSN commences a voluntary proceeding concerning itself under any Insolvency Law; or any involuntary proceeding is commenced against MSN under any Insolvency Law and the petition has not been dismissed within sixty (60) days after commencement of the proceeding, or a receiver or custodian is appointed for or takes charge of all or a substantial portion of the property of MSN and such custodian or receiver has not been dismissed or discharged within sixty (60) days; or MSN has taken action toward the winding-up, dissolution, or liquidation of MSN or its business; or MSN has been adjudicated insolvent or bankrupt or an order for relief or other order approving a case or proceeding under an Insolvency Law has been entered; or MSN has made a general assignment for the benefit of creditors.

           19.4      STARBAND REMEDIES

                     19.4.1       RIGHT OF TERMINATION

           Upon the occurrence of an MSN Event of Default under Section 19.3, StarBand will have the right to terminate this Amended Agreement by written notice to MSN.

                     19.4.2       DAMAGES

           Prior to the Full Availability Date, in addition to any amounts owing under other provisions of this Amended Agreement, upon breach or default under Section 19.3 (whether or not StarBand exercises its right to terminate this Amended Agreement), MSN will be liable, and hereby agrees to pay to StarBand within five (5) Business Days after receiving notice from StarBand, for all amounts accrued under this Amended Agreement and not yet paid and lost profits on amounts that would have been payable by MSN hereunder but for such breach or default. The foregoing notwithstanding, from and after the Full Availability Date, StarBand's sole remedy under this Section 19.4.2 shall be the payment to be made to it by MSN in accordance with Section 9 of this Amended Agreement.

           19.5         LIMITATION OF REMEDIES

           EXCEPT AS PROVIDED HEREIN, NEITHER PARTY MAY BE HELD LIABLE UNDER OR IN CONNECTION WITH THIS AMENDED AGREEMENT, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER CAUSE OR THEORY OF ACTION, FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFIT OR REVENUES.

SECTION 20.               RELATIONSHIP OF PARTIES

           StarBand, in performing the Work, is acting as an independent contractor. None of the provisions of this Amended Agreement will be construed to mean that any Party is appointed or is in any way authorized to act as an agent of the other Party. This Amended Agreement does not constitute, create, give effect to, or otherwise recognize a joint venture, partnership or formal business organization of any kind.

SECTION 21.               GENERAL PROVISIONS

           21.1         CONFIDENTIALITY

                     21.1.1       PROPRIETARY INFORMATION

           The terms and conditions of the Microsoft Corporation Non-Disclosure Agreement, attached as Annex D (the "NDA"), govern this Amended Agreement and all discussions, negotiations and documentation relating to this Amended Agreement as if fully set forth herein. In the event that any terms of the NDA are inconsistent with or conflict with this Amended Agreement, then the terms of this Amended Agreement control.

                     21.1.2       PUBLIC RELEASE OF INFORMATION

           StarBand may not use the name of MSN or any MSN Affiliate (or any of their respective trademarks or service marks or any portion thereof), in any advertising, publicity or press release or for any other business purpose without the prior written consent of MSN unless required by law or permitted under any license agreement entered into between StarBand and MSN.

           21.2         LANGUAGE

           All notices and documents to be delivered under this Amended Agreement between the Parties will be in the English language. If there is any inconsistency between the English version of this Amended Agreement or any other notice or document delivered pursuant hereto and any version in any other language, the English version controls.

           21.3         CARRYING OUT WORK

           Notwithstanding any pendency of any dispute, including a dispute over whether a right of termination has been validly exercised, StarBand will, and will cause its Affiliates and Subcontractors to, continue to diligently carry out the Work, provided that MSN continues to pay any other amounts not disputed. Failure to comply with this requirement will constitute an Event of Default.

           21.4         TELECOMMUNICATIONS PROVISION

           Among the Parties, StarBand is the sole provider of telecommunications services and is responsible for taking any and all actions necessary to maintain its provider status, including, without limitation, payment of any and all taxes, fees and assessments imposed upon telecommunications providers. Solely for purposes of this Amended Agreement, MSN is not and will not in the future be providing any telecommunication services.

           21.5         TIME OF THE ESSENCE

           The Parties agree that time is of the essence in performance of their respective obligations under this Amended Agreement. Only full performance will constitute a discharge of their respective obligations.

           21.6         ASSIGNMENT

           This Amended Agreement will be binding on and inure to the benefit of the Parties and their successors and assigns. Any assignment or delegation of this Amended Agreement will not relieve the assigning Party of any of its obligations without the prior written consent of the other Parties. During the term of this Amended Agreement, neither party may directly or indirectly assign or transfer this Amended Agreement or any rights hereunder to any Person without the prior written consent of other party (such consent not to be unreasonably withheld).

           21.7         ENTIRE AGREEMENT

           This Amended Agreement, including the annexes and exhibits related hereto and the SLA, NOP, and CPE Plans contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all communications, negotiations and other agreements, either written or oral, relating hereto made prior to the Effective Date.

           21.8         NO LICENSE

           Except as otherwise set forth herein, no license, express or otherwise, is granted by any Party to any Person as a result of the transactions contemplated by this Amended Agreement.

           21.9         AMENDMENTS

           This Amended Agreement may not be modified except by a written agreement signed by both Parties.

           21.10        SEVERABILITY

           If any one or more of the provisions of this Amended Agreement is held for any reason to be invalid or unenforceable, the remaining provisions of this Amended Agreement will be unimpaired and the invalid or unenforceable provision will be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

           21.11        GOVERNING LAW; CONSTRUCTION

           (a) THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDED AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS-OF-LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

           (b) This Amended Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party. The section headings used in this Amended Agreement are intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Amended Agreement or any provision hereof.

           21.12        SUBMISSION TO JURISDICTION

           For the benefit of MSN, StarBand agrees that the state or federal courts located in or of New York City, New York are to have jurisdiction to settle any disputes in connection with this Amended Agreement and submit to the jurisdiction of such courts in connection with this Amended Agreement. The Parties further agree that a final judgment in any action or proceeding arising out of or relating to this Amended Agreement will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended Agreement brought in any state or federal court in New York City, New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any state or federal court in or of New York City, New York has been brought in an inconvenient forum. Nothing in this Section 21.12 limits the right of MSN to bring proceedings against StarBand in connection with this Amended Agreement in any other court of competent jurisdiction or, concurrently, in more than one jurisdiction.

           THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDED AGREEMENT.

           21.13        PROCESS AGENT; SERVICE OF PROCESS

           StarBand, at its expense, will maintain the process agent set forth below as its agent for service of process in the State of New York during the Term and six (6) months thereafter. StarBand hereby irrevocably designates, appoints and empowers CT Corporation System, with its offices located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Amended Agreement. Such service may be made by mailing or delivering a copy of such process in care of the appropriate process agent set forth above, and StarBand hereby irrevocably authorizes and directs its designated process agent to accept such service on its behalf. StarBand further agrees that failure by a process agent appointed in accordance with the foregoing terms to notify it of the process will not invalidate the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either Party to serve process in any other manner permitted by Law.

           21.14        NOTICES

           (a) All notices, requests, demands, and determinations under this Amended Agreement will be in writing, may be delivered by hand, express courier, confirmed facsimile or mail, and will be deemed duly given when received at the following addresses:

                If to MSN, at:

                      The Microsoft Network L.L.C.
                      One Microsoft Way
                      Redmond, WA  98052-6399
                      Tel.  No.:                (425) 882-8080
                      Fax No.:                  (425) 936-7329
                      Attention:                Director, MSN Internet Access
                      With a copy to:           Microsoft Law and Corporate
                                                Affairs Department
                      Fax No.:                  (425) 936-7329

                If to StarBand, at:

                      StarBand Communications, Inc.
                      1760 Old Meadow Road
                      McLean, VA  22102
                      Tel. No.:                (703) 287-3000
                      Fax No.:                 (703) 245-6202
                      Attention:               Chief Executive Officer
                      With a copy to:          The Office of the General Counsel

           (b) A Party may, from time to time, change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will be effective.

           21.15        SURVIVAL

           Provided that the Effective Date has occurred, the following Sections will, except to the extent expressly limited by their terms, survive any expiration or termination of this Amended Agreement: Section 1 (General Definitions), Section 7 (Taxes), Section 10 (Marketing and MSN Service Customer Relationships), Section 13.2 (Authorization), Section 14.1 (Compliance with Laws), Section 15 (Intellectual Property Rights), Section 16 (General Indemnity), Section 17 (Risk of Loss), Section 18 (Term), Section 19 (Events of Default; Remedies), Section 20 (Relationship of Parties) and
Section 21 (General Provisions). Any other provisions of this Amended Agreement that can be reasonably construed to survive the expiration or termination of this Amended Agreement for any reason will survive such expiration or termination of this Amended Agreement. Each surviving obligation hereunder will survive the termination of this Amended Agreement to the extent necessary to ensure the enforcement of such obligation.

           21.16        COUNTERPARTS

           This Amended Agreement may be executed in counterparts, which taken together constitute one single contract between the Parties.

            [The remainder of this page intentionally left blank.]

           IN WITNESS WHEREOF this Amended Agreement has been executed on behalf of each of the Parties by persons authorized in that behalf at Redmond, Washington.

                                              THE MICROSOFT NETWORK L.L.C.,


                                              By: /s/ TED KUMMART
                                                 -----------------------------
                                              Its:  Managing Member


                                              By: /s/ TED KUMMART
                                                 -----------------------------
                                              Name:  Ted Kummart
                                                   ---------------------------
                                              Title: VP
                                                    --------------------------



                                              STARBAND COMMUNICATIONS, INC.


                                              By:  /s/ ZUR FELDMAN
                                                 -----------------------------
                                              Name:    Zur Feldman
                                                   ---------------------------
                                              Title:   Co-Chairman and CEO
                                                    --------------------------

                                     ANNEX A
                                   DEFINITIONS


           "Acceptance Date" is defined in Section 3.1.1(h) of the Amended Agreement

           "Additional Revenue Services Agreement" means that certain Additional Revenue Services Agreement, of even date herewith, by and between MSN and StarBand, as the same may from time to time be amended, modified or supplemented.

           "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with such entity.

           "Agreement" means the Broadband Access Services Supply Agreement, dated as of February 15, 2000, by and between MSN and Gilat-to-Home, Inc., as it may from time to time be amended, modified or supplemented.

           "Agreement Relating to Gilat Supply Agreements" is set forth in Annex F attached hereto.

           "Amended Agreement" means this Amended and Restated Broadband Access Services Supply Agreement, dates as of October 20, 2000, by and between MSN and StarBand, as it may from time to time be amended, modified or supplemented.

           "Approved Internet Provider" means a MSN-approved backbone Internet provider and an MSN-approved telecommunications provider for the connection between the StarBand NOC and the MSN NOC.

           "Associates" means, with respect to any Person and its successors and assigns, the directors, officers, employees, and agents of each of the foregoing.

           "Authorized Delivery Location" is defined in Section 5.2.5(a) of the Amended Agreement.

           "Background Intellectual Property" is defined in Section 15.2(a) of the Amended Agreement.

           "Business Day" means any calendar day other than Saturday, Sunday or a day on which commercial banks in Seattle, Washington or New York, New York are authorized or required to be closed.

           "Confidential Information" is defined in Section 1(a) of the NDA which is attached as Annex D to this Amended Agreement.

           "Confidentiality Agreement" is defined in Section 14.4 of the Amended Agreement.

           "Consumer Sales Channel" means the sale of the Service and/or non-USB-CPE or USB-CPE through retail outlets.

           "Control" and its derivatives (such as "Controlled" and "Controlling") mean, with respect to an entity, the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a corporation) of such entity ordinarily having voting rights or the power to direct the management policies of such entity, whether through the ownership of voting stock, by contract, or otherwise.

           "CPE" means customer premises equipment, including all equipment and associated software necessary for an MSN Customer to use the Service.

           "CPE Minimum Production Capacity" is defined in Section 5.2.6 of the Agreement.

           "CPE Plan" means a plan to be agreed by the Parties pursuant to
Section 3.1.1(c) of the Amended Agreement, which shall include (without limitation) CPE specifications, procedures for CPE installation, repair and replacement, and a development plan for USB Boxes and which is attached to this Amendment Agreement as Annex F.

           "Delivery" is defined in Section 3.1.1(f) of the Amended Agreement.

           "Dollars" means United States Dollars.

           "Effective Date" means October 20, 2000.

           "Event of Default" is defined in Section 19.1 of the Amended
Agreement.

           "FCC" means Federal Communications Commission.

           "Foreground Intellectual Property" is defined in Section 15.3(a) of the Agreement.

           "Full Availability Date" is defined in Section 3.1.1 of the Amended Agreement.

           "Gilat" means Gilat Satellite Networks, Ltd., an Israeli company.

           "Gilat-to-Home" means Gilat-to-Home, Inc., a Delaware Corporation, the former name of StarBand Communications, Inc.

           "Governmental Approval" means all permits, authorizations, consents, approvals, licenses, consent certificates, rulings, certifications, orders, waivers, exemptions of, or filings or registrations with, any Governmental Authority.

           "Governmental Authority" means any national, regional, or foreign government; international authority (including, in each case, any central bank or fiscal, tax, or monetary authority); the government of any prefecture, state, province, county, municipality, or other political subdivision thereof; any governmental body, agency, authority, division, department, governmental authority, board, or commission; or any instrumentality, officer, or official of any of the foregoing; and including any court, tribunal, or committee exercising any executive, legislative, judicial, regulatory, or administrative functions of government.

           "Guarantee" means that certain Performance Guarantee Agreement, of February 12, 2000, executed by Gilat in favor of MSN, which has been terminated by the Termination Agreement, Annex E to this Amended Agreement.

           "Indemnifiable Claims" means all actual or threatened claims, (including claims of Subcontractors), suits, actions, or causes of action, liabilities, damages, losses, judgments, awards, penalties and fines, and whether or not for direct, special, indirect, incidental, exemplary, punitive or consequential damages, or lost profit or otherwise, including those for death, personal injury, property damage, economic loss or any other loss; any and all royalty payments; and any and all costs and expenses related to any of the foregoing (including reasonable legal fees and disbursements, and costs of investigation, experts, litigation, settlement, and interest).

           "Indemnified Party" is defined in Section 16.2 of the Agreement.

           "Indemnifying Party" is defined in Section 16.2 of the Agreement.

           "Insolvency Law" means any bankruptcy, insolvency, reorganization, adjustment of debt, relief of debtors, or similar law of United States or Israel.

           "Intellectual Property Rights" means patents, copyrights, mask work rights, database rights, trade secret and other proprietary information rights, contract rights, and other intellectual property and intangible rights (whether statutory, common law, administrative or otherwise), including any registrations and applications with respect to any of the foregoing, except that, unless otherwise provided herein, "Intellectual Property Rights" excludes trademarks and other rights with respect to indicia of source or origin.

           "ISP" means Internet service provider.

           "Law" means any statute, decree, constitution, regulation, decision, common law, finding, order, rule, code, ordinance, judgment, or directive of any Governmental Authority, or any treaty, convention, pact, compact, or other agreement to which any Governmental Authority is a signatory or party, and includes any judicial or administrative interpretation or application of any of the foregoing, including any guideline, guidance, directive, interpretation, rule, or regulation of any Person, whether or not having the force of law (but, if not having the force of law, with respect to which compliance is customary), and is a reference to any of the foregoing as amended, substituted, reissued, or reenacted.

           "Microsoft" means Microsoft Corporation, a Washington corporation.

           "Microsoft Holdings" means Microsoft G-Holdings, Inc., a Nevada corporation.

           "Migration Assistance" is defined in Section 19.2.4(b) of the Agreement. Section 19.2.4(b) of the Amended Agreement.

           "Minimum Purchase Commitment" or "Minimum Commitment" is defined in
Section 9 of the Amended Agreement.

           "MSN" means The Microsoft Network L.L.C., a Delaware limited liability company.

           "MSN Customer" means any users permitted by MSN or Microsoft or any of their Affiliates or respective associates and partners to use the Service, including, without limitation, in connection with WebTV or any other Microsoft-related business, as well as with OEM or similar Microsoft-related customers or agents.

           "MSN Customer Installation Contract" is defined in Section5.2.11 of the Agreement.

           "MSN Employee Customer" means those persons to whom MSN has provided non USB-CPE or USB-CPE outside the Consumer Sales Channel.

           "MSN Event of Default" is defined in Section 19.3 of the Agreement.

           "MSN Indemnified Person" means each of MSN, Microsoft, their Affiliates, and the successors, assigns and Associates of each of the foregoing.

           "MSN NOC" means the network operations center operated by MSN.

           "MSN Pilot Satellite Testing Program" means the MSN Program to test non-USB-CPE which is limited to no more than 500 MSN Employee Customers.

           "MSN Service" means the Internet access service marketed by MSN to the MSN Customers.

           "MSN Trademarks" is defined in Section 4.2 of Annex B-1 to the Agreement.

           "NDA" means The Microsoft Corporation Non-Disclosure Agreement, of even date herewith, entered into by and between MSN and StarBand which is attached as Annex D to this Amended Agreement.

           "Network Operations Plan" or "NOP" means the plan developed by the Parties pursuant to Section 3.1.1(c)(i) of the Amended Agreement, which is attached as Annex G.

           "Non-obligated Party" is defined in Section 7 of the Amended
Agreement.

           "Notice of Availability" is defined in Section 3.1.1(g) of this Amended Agreement.

           "Obligated Party" is defined in Section 7 of the Agreement.

           "One-Time Installation Fee" means the fee to be paid pursuant to
Section 10.3(a) of the Amended Agreement.

           "OEM" means Original Equipment Manufacturer.

           "Operative Documents" means this Amended Agreement (including all exhibits, annexes and schedules attached thereto), the Termination Agreements, the Trademark Licenses between MSN and StarBand, the Equity Investment Documents, the Telecommunications Services Agreement, the Master Supply Agreement between Gilat and StarBand dated September 29, 2000, and the Additional Revenue Services Agreement and any other document which MSN and StarBand shall from time to time agree is an "Operative Document."

           "Out-of-Warranty Fees" means the fees to be paid pursuant to Section 10.3(b) of the Amended Agreement.

           "Parties" means MSN and StarBand.

           "Party" means MSN or StarBand, as appropriate.

           "PC" or "PCs" means, respectively, a personal computer or personal computers.

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, authority, other body, or Governmental Authority.

           "Primary USB-CPE" is defined in Section 3.1.1(d) of the Amended Agreement

           "Production Forecast" is defined in Section 5.2.7 of the Amended Agreement.

           "Program Review" is defined in Section 3.1.2(c) of the Amended Agreement.

           "Purchase Order" is defined in Section 5.2.2(a) of the Amended Agreement.

           ""Service" means two-way, broadband ingress and egress via satellite to and from MSN and the Internet for use by MSN Customers in the Service Territories, all in accordance with this Amended Agreement. The Service will include supply, installation, maintenance and repair of CPE, service activation and termination, network services, space segment (including satellite capacity, communication and control), help desk support and such other items, products, services and other items that are reasonably necessary (and generally within the scope of the products, services and other items that are to be provided by StarBand as contemplated in the Amended Agreement) for the provision of the Service and for an MSN Customer to utilize the Service.

           "Service Access" means an MSN Customer has had CPE fully installed on its premises, such MSN Customer enjoys access to the Service and the Service performs in accordance with the specifications set forth in this Amended Agreement, the Service Level Agreement and the other Operative Documents.

           "Service Contract" means any contract for use of the Service entered into with a Customer.

           "Service Level Agreement" means the Service Level Agreement attached as Annex C.

           "Service Territories" means the United States of America, Canada, Mexico and additional territories in which the Service may from time to time be offered in accordance with Section11 of this Amended Agreement.

           "Shortfall" is defined in Section 9 of the Amended Agreement.

           "Spacenet" means Spacenet Inc., a Delaware corporation and wholly-owned subsidiary of Gilat.

           "Statutory Intellectual Property" is defined in Section 15.3(b) of the Agreement.

           "StarBand" means StarBand Communications, Inc.., a Delaware corporation formerly known as Newco.

           "StarBand Network" is the network developed by StarBand for the purpose of making the Service available to Customers in accordance with the Network Operations Plan.

           "StarBand NOC" or "StarBand Network Operation Center" is defined in
Section 3.1.1(b) of the Amended Agreement and is initially being operated on StarBand's behalf by Spacenet pursuant to the Telecommunications Services Agreement."Subcontract" means an agreement entered into by StarBand with a Subcontractor.

           "Subcontractor" means a Person that has been awarded or has otherwise made or entered into a Subcontract with StarBand or another Subcontractor at any tier, including subcontractors, other third parties, suppliers, manufacturers, fabricators, distributors, materialmen, and vendors and representatives, agents, successors, and assigns of any of the foregoing.

           "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           ""Taxes" means any net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, exercise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, tariff, custom, duty, levy, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority in any jurisdiction.

           "Technology" means ideas, concepts, techniques, know-how, inventions, discoveries, methods, processes, creations, works, documentation, drawings, designs, specifications, schematics, descriptions, development tools, test suites, diagnostic materials, samples, software (including firmware) (in source code, object code or any other form) and other copyrightable or patentable subject matter, prototypes and samples of hardware, data, methods, processes, and other materials and information in any form (whether written, electronic, graphic or otherwise).

           "Telecommunications Services Agreement" is described in Annex K of this Amended Agreement.

           "Term" is defined in Section18.1 of the Amended Agreement.

           "Test Units" is defined in Section 3.1.1(f) of the Amended Agreement.

           "Tier 1 problems" are defined in Section 6.4 of Annex B-1 of the Agreement.

           "Tier 1 Support" is defined

           "Tier 2 problems" are defined in Section 6.4 of Annex B-1 of the Agreement.

           "Trademark License" is described in Section 15.1 of the Amended Agreement.

           "Transfer Tax" is defined in Section 7 of the Amended Agreement.

           "Transition Period" is defined in Section 19.2.4(a) of the Amended Agreement.

           "Trial Period" is defined in Section 3.1.1 of the Amended Agreement.

           "Trial Period Purchase Order" is defined in Section 5.1 of the Amended Agreement.

           "USB" means universal serial bus, or, if mutually agreed by the Parties, other universal bus, such as ethernet.

           "USB-based CPE Specifications" means the MSN-approved specifications regarding USB-based CPE adopted by the Parties in accordance with Section 3.1.3(e) of the Agreement.

           "USB-CPE" is defined in Section 3.1.1(c)(iii) of the Amended
Agreement.

           "USB-CPE Installation Contract"

           "USB-CPE Minimum Production Capacity" is defined in Section 5.26 of the Amended Agreement.

           "USB Box" means an MSN-approved set top box connecting to a Customer's PC through the USB port and otherwise satisfying the other requirements of this Amended Agreement.

           "Work" means everything necessary to fulfill StarBand's obligations under this Agreement, including all items, products and services (whether or not expressly described in this Amended Agreement) necessary to provide broadband access to MSN and the Internet for use by the MSN Customers. The Work does not include billing services and Tier One support to be provided by MSN for MSN Customers.

                                    ANNEX B-1
                                STATEMENT OF WORK


1.             Section 1 is intentionally left blank.

2.             BROADBAND ACCESS FOR SERVICE CUSTOMERS

     In accordance with this Agreement, StarBand will provide the Work and the Service, including broadband ingress and egress via satellite to and from MSN and the Internet for use by MSN Customers in the Service Territories. The Work will include (a) supplying all CPE, satellite capacity, satellite network equipment, and other items necessary for the Work and for the provision by StarBand of the Service, (b) all installation, operations, help desk and other services listed in this Statement of Work and (c) such other items, products, services and other items that are reasonably necessary (and generally within the scope of the products, services and other items that are to be provided by StarBand as contemplated by this Agreement) for the Work or for the provision of the Service.

3.             NETWORK

     3.1       NETWORK ARCHITECTURE

     StarBand will define, operate and maintain, subject in each case to MSN approval, a network architecture as to be described in the Network Operations Plan and Network Performance Plan, and including the following:

     (a) the StarBand NOC, consisting of one or more hub RF equipment chains and associated base-band equipment, terrestrial interconnect and network operations facilities. The location of the StarBand NOC facility may be co-located with current MSN operations or at a separate location, all as to be mutually determined by the Parties. In either case, network operations, as such pertains to the Service, will be the sole responsibility of StarBand personnel. Auxiliary network monitoring capability will be extended to MSN operation personnel as requested by MSN;

     (b)   24x7 monitoring by StarBand of all elements of the Service;

     (c)   Network operations statistics to be as defined by the Parties;

     (d) direct connection Internet access from the MSN Customer's PC via the StarBand NOC to the ingress point of an MSN-approved backbone network provider for MSN Customer queries that do not terminate on MSN properties or services. The throughput/grade of service will be agreed in the Network Performance Plan, and will be based on the traffic model assumption that 80% of traffic does not go to MSN, but goes directly to the Internet;

     (e) direct connection from the MSN Customer's PC via the StarBand NOC to the ingress point of the MSN access network. The throughput/grade of service will be agreed in the Network Performance Plan; and

     (f)   direct connection between the StarBand NOC and the SOC.

     The foregoing operations and maintenance obligations will be StarBand's responsibility.

     3.2       NETWORK FEATURES

     The Network must include the ability to meter and "throttle" usage, an authentication mechanism, PPTP and other features to be agreed by the Parties in the Network Operations Plan.

     3.3       NETWORK MAINTENANCE

     From and after the Effective Date, StarBand will repair and maintain all aspects of the Network and the other elements of the Work, including the StarBand NOC facilities, all in accordance with the best industry practices as employed by leading operators in the telecommunication industry.

     3.4       NETWORK PERFORMANCE

     The Service Level Agreement will include StarBand-warranted performance for the Service. The warranted performance will be based upon the following assumptions for peak loading:

Percentage Service Customers on-line at peak:                        [*]%

Loading/Outbound (satellite to PC):                                  [*]% (% of session actually receiving)

Loading/Inbound (PC to satellite):                                   [*]% (% of session actually transmitting)


StarBand will warrant minimum Customer performance of 150Kbps at "peak loading," 256Kbps at "adjacent to peak," with loading conditions at all other times as to be specified, and 1.0 Mbps burst rates under conditions to be specified in the Service Level Agreement. For purposes of this Agreement, "peak loading" means any period of time agreed by the Parties (not to exceed more than four (4) consecutive hours during any twenty-four (24) hour period) and "adjacent to peak" means the two (2) hours occurring immediately prior to and after the peak loading time.

     3.5       MSN CUSTOMER PRIORITY

     StarBand will not permit the warranted MSN Customer performance to be adversely affected by satellite capacity usage of other users of its network or the satellite transponder (regardless of any prior sale of peak or non-peak satellite capacity usage, all of such sales to

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

be structured consistent with the first priority rights of the MSN Customers). No such arrangements will be permitted without the prior approval of MSN, and in the event that performance falls below the warranted level, StarBand will terminate any such arrangements immediately upon MSN's request.

4.             CPE

     4.1       CPE DESIGN AND PRODUCTION

     The CPE will include all items necessary for MSN Customers to utilize the Service, including (without limitation) the following:

     (a) an indoor user interface configuration, consisting of either (i) a complete PC with all necessary communications equipment (including a two-card set consisting of a DVB receiver card and a proprietary transmitter card) being fully integrated and prebundled; (ii) a self-contained "set-top box" connecting to an existing PC via USB or (iii) other consumer-friendly implementation to be agreed by the Parties. The CPE Plan will include a development plan for prompt development of PC termination equipment that can be easily installed and operated by consumers;

     (b) outdoor electronics, including antenna (in reasonable consumer form factor, not to exceed (a) 24"x36" in at least eighty percent (80%) of installations and (b) 1.2 meters in the case of all other installations (StarBand acknowledging that any incremental costs associated with installing the larger antenna shall be for its account), receiver and transmitter; and

     (c) miscellaneous cables, connectors and other items necessary to complete the installation.

     Approval of the USB-based CPE Specifications shall be in accordance with
Section 3.1.3(d) of the Agreement. CPE production, distribution and installation shall be effected in accordance with Sections 3 and 5 of the Agreement, this
Section 4 of the Statement of Work and the CPE Plan.

     4.2       CPE TRADEMARKS

     In connection with the foregoing, MSN will provide to StarBand a document (as modified from time to time by MSN, the "CPE Trademark Guidelines") describing the use, arrangement, type, relative and other size, and relative and other location of the MSN logo (the "MSN Trademarks"), that are to appear on the CPE, on packaging and in documentation for the CPE, and in marketing, public relations, advertising, and promotional materials related to the CPE. All uses of the MSN Trademarks shall be in accordance with the MSN trademark license below and the CPE Trademark Guidelines. If and to the extent specified in the CPE Trademark Guidelines, all CPE, all documentation and packaging for the CPE, and all marketing, public relations, advertising and promotional materials related to the CPE, shall display the MSN Trademarks as specified in such CPE Trademark Guidelines. Any appearance of StarBand trademarks with respect to the CPE or marketing, public relations, advertising, and promotional materials related to the CPE shall be in accordance with the CPE Trademark Guidelines.

     Subject to the terms and conditions of this Agreement and the Microsoft IP License Agreement, Microsoft hereby grants to StarBand a limited, non-exclusive, non-transferable, personal license during the Term to reproduce and use the MSN Trademarks solely on CPE, on packaging and in documentation for such CPE, and in marketing, public relations, advertising and promotional materials for such CPE. All such usage will be in accordance with the CPE Trademark Guidelines set forth on Attachment 1 to this Annex B-1 and as from time to time provided by Microsoft or MSN to StarBand and the other requirements of this Agreement. StarBand shall not have any right, title or interest in or to the MSN Trademarks, other than the license rights expressly granted herein. Upon expiration or termination of the granted rights, StarBand shall cease all use of the MSN Trademark. From time to time, StarBand shall take such steps as may reasonably be requested by Microsoft or MSN to evidence Microsoft's ownership and license to StarBand of the MSN Trademark, including execution of registered user agreements if required by applicable law. Microsoft and MSN may from time to time modify the CPE Trademark Guidelines, and StarBand will comply with such CPE Trademark Guidelines as modified. In accordance with the CPE Trademark Guidelines, StarBand will submit to MSN and otherwise allow Microsoft and MSN access to samples of CPE, associated documentation, packaging, and marketing, public relations, advertising and promotional materials to confirm compliance with the CPE Trademark Guidelines, the agreed product specifications and the other requirements of this Agreement. StarBand may use the MSN Trademarks solely on, or in connection with, CPE that meet all standards of quality and performance required by this Agreement, including, but not limited to, the Service Level Agreement. StarBand will promptly remedy (solely at its cost and expense) any deficiencies identified by Microsoft or MSN. MSN testing, verification and other preparations will not constitute representations or warranties by Microsoft or MSN or give rise to any rights of reliance or otherwise for the benefit of StarBand or any other Person.

     StarBand acknowledges that Microsoft is and will remain the owner of all right, title and interest in and to the MSN Trademarks and all goodwill (whether now existing or hereafter created) relating to the MSN Trademarks. StarBand further acknowledges that all use of the MSN Trademark by StarBand shall be deemed to be use by Microsoft, and all goodwill arising therefrom will inure to the benefit of Microsoft. Microsoft shall have the exclusive right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning the MSN Trademarks. StarBand will not during or after the Term of this Agreement assert or claim any interest in the MSN Trademarks, or challenge or do anything that may adversely affect the validity, enforceability, or Microsoft's ownership of the MSN Trademark (including, but not limited to, any act, or assistance to any act, that may infringe or lead to the infringement of the MSN Trademarks). StarBand shall not use, reproduce, or seek registration of any domain name, word, design, or other mark containing or confusingly similar to the MSN Trademarks. StarBand shall not reproduce or use (or authorize the reproduction or use of) the MSN Trademarks in any manner whatsoever other than as expressly authorized by this Agreement and described in the CPE Trademark

Guidelines. To the extent that StarBand may acquire any right, title, or interest in or to any MSN Trademark or related goodwill, StarBand shall convey such right, title, or interest to Microsoft.

     StarBand may not directly or indirectly assign or otherwise transfer this trademark license. StarBand's license to use the MSN Trademarks in connection with CPE shall not extend to the merchandising or sale of related or promotional products under the MSN Trademark.

     NEITHER MICROSOFT NOR MSN MAKE ANY WARRANTIES REGARDING THE MSN TRADEMARKS, INCLUDING VALIDITY OF MICROSOFT'S RIGHTS WITH RESPECT THERETO IN ANY COUNTRY, AND EACH OF THEM HEREBY DISCLAIMS ALL WARRANTIES THAT MIGHT OTHERWISE BY IMPLIED BY LAW, INCLUDING WARRANTIES AGAINST VIOLATION OR INFRINGEMENT OF TRADEMARK, LITERARY, OR PERSONAL RIGHTS, OR OTHER PROPRIETARY RIGHTS. IN NO EVENT SHALL MICROSOFT OR MSN BE LIABLE FOR STARBAND'S, OR ANY THIRD PARTY'S CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES (INCLUDING LOST PROFITS) ARISING FROM OR RELATED TO STARBAND'S USE OF THE MSN TRADEMARKS, REGARDLESS OF LEGAL THEORY OR WHETHER MICROSOFT OR MSN HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     The Parties agree that a material breach of this trademark license is likely to cause irreparable harm such that, upon an adequate showing of such breach and without further proof of irreparable harm other than this acknowledgement, the non-breaching Party shall be entitled to preliminary injunctive relief.

     4.3       CPE TITLE TRANSFER; INSTALLATION

     The terms and conditions set forth in Sections 5.1 and 5.2.5 of the Agreement shall govern CPE title transfer and the allocation between the Parties of all risks of loss related to the production, shipment, storage and installation of CPE. At the request of any Customer, StarBand will provide, or cause to be provided (through a Subcontractor), installation of all CPE. Such installation will include certification procedures that such CPE is installed properly and functions in accordance with the requirements of this Agreement. Ninety percent (90%) of all CPE will be installed no later than fifteen (15) days after Customer's request for installation. MSN will bear no liability for collecting any installation charges.

     4.4       CPE SELF-INSTALLATION KITS

             StarBand will make available for resale CPE self-installation kits for a price not to exceed [*]. StarBand, in consultation with MSN, will develop distribution channels for such kits, by entering into resale arrangements (such arrangements to include StarBand's agreement to provide such retailers with quantities of such kits and at such times as MSN or MSN's designee may from time to time request) with retailers approved by MSN. The kits will contain all items necessary for consumer installation of the CPE,

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

including detailed instructions and free telephone access to a StarBand-operated 24x7 installation help desk. The kits will be developed in consultation with MSN.
     In order to fulfill demand from MSN, StarBand will be obligated to supply self-installation kits for MSN Customers in the maximum quantities (at a price not to exceed [*]) up to [*] of CPE purchased by MSN.

     StarBand will provide a warranty of self-installation kits for three hundred sixty-five (365) days after CPE installation. Such StarBand warranty will be freely transferable to MSN, its designees, and MSN Customers.

     4.5       CPE DOCUMENTATION AND SUPPORT MATERIALS

     StarBand will provide with each unit of CPE, at no additional charge, a complete set of documentation relating to the installation, operation, and maintenance thereof as is customarily supplied to customers of comparable equipment. All such documentation will be subject to MSN approval. All updates of such documentation will be available to Customers for downloading from the Internet in accordance with the CPE Plan.

     4.6       CPE WARRANTY

     StarBand will supply to MSN a CPE warranty freely transferable to each MSN Customer. Such StarBand warranty shall warrant that CPE will be free from defects in material and workmanship and will operate in accordance with design and performance standards set forth in the CPE Plan. In addition, StarBand will, or will cause each installer of CPE to, warrant to each MSN Customer that CPE installation has been performed in accordance with the standards specified in the CPE Plan.

     For ninety (90) days after CPE installation, CPE will be subject to full StarBand warranty, including coverage regarding installation, labor and parts. Thereafter, for an additional one (1)-, two (2)- or three (3)-year period (at the option of an MSN Customer and at the respective prices set forth on Attachment 2 to this Annex B-1), there shall be a full StarBand warranty on CPE hardware, software, installation and factory labor (including parts). StarBand shall also offer to MSN Customers an optional one (1)-, two (2)- or three
(3)-year full StarBand warranty (at the respective prices set forth on Attachment 2 to this Annex B-1) on CPE hardware, software and installation (including on-site service and parts). The StarBand warranty will be freely transferable.

     StarBand will provide out-of-warranty services for at least six (6) years from the date of the last installation of CPE for an MSN Customer. The charges applicable to such out-of-warranty services are set forth on Attachment 2 to this Annex B-1 (as from time to time adjusted upon the agreement of the Parties). For MSN Customers, MSN will bear no liability for collecting any out-of-warranty charges.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     4.7       CPE MAINTENANCE

     StarBand agrees to provide out-of-warranty maintenance support for each model or version of the CPE for a period of six (6) years from the date of the last installation of such model or version for an MSN Customer. StarBand also agrees to maintain a supply of sufficient spare parts, diagnostic tools and test equipment during such period.

     4.8       TECHNICAL SUPPORT AND FAULT ISOLATION

     During the Term, StarBand will provide a 24x7 technical assistance center for use by MSN, and such technical assistance center shall provide assistance necessary to ensure that the satellite network (including the StarBand NOC and CPE being utilized by MSN Customers) performs in accordance with the specifications set forth in the Service Level Agreement and the CPE Plan. StarBand, at no additional charge, will provide fault isolation diagnostic services as needed by MSN.

     4.9       GENERAL STANDARDS

     StarBand will ensure that all CPE installation, warranty repair or replacement and maintenance is conducted in accordance with the then current and best industry practices as generally employed by leading operators in the telecommunication industry and as specifically employed by leading operators in the satellite industry.

     4.10      INFORMATION

     At MSN's request, StarBand will provide to MSN detailed information and summaries regarding the design, development, testing, certification, production, distribution, installation, repair, and maintenance of the CPE, including, but not limited to, all such information as is reasonably necessary to enable MSN to provide technical and operational Tier One support to MSN Customers. StarBand will bear all costs associated with the provision by it to MSN of such information.

5.             GENERAL INSURANCE REQUIREMENTS; PRODUCT
               LIABILITY INDEMNITY

     5.1       INSURANCE REQUIREMENTS

     (a) During the Term, and for a period of five (5) years thereafter, StarBand shall procure and maintain (at its expense) insurance reasonably adequate to cover any and all liability that StarBand may incur as a result of the performance of the Work under this Agreement (including, without limitation, claims arising out of or relating to CPE). All such insurance shall name each MSN Indemnified Person as an additional insured, will be in an amount not less than that which is normally maintained by prudent manufacturers of comparable equipment (and at least in the amounts provided below), will otherwise have commercially normal terms and conditions satisfactory to MSN, will be in a form and with insurers reasonably acceptable to MSN and shall comply with the following minimum requirements:

     (i) Commercial General Liability Insurance (including product liability insurance) of the Occurrence Form with policy limits of not less Five Million Dollars (US$5,000,000) combined single limit each occurrence for Bodily Injury and Property Damage combined, and Five Million Dollars (US$5,000,000) Personal and Advertising Injury Limit.

     (ii) Errors & Omissions Liability/Professional Liability Insurance with policy limits of not less than Five Million Dollars (US$5,000,000) for each claim with a deductible of not more than Fifty Thousand Dollars (US$50,000). Such insurance shall include, but not be limited to, coverage for infringement of proprietary rights of any third party, including without limitation copyright and trademark infringement as related to the performance of StarBand's obligations under this Agreement.

     (b) Throughout the term of this Agreement, the Professional Liability and Errors & Omissions Liability Insurance retroactive coverage date will be no later than the earliest date at which StarBand began performing the Work and providing the Service.

     (c) Not more than five (5) Business Days after the Effective Date, and thereafter from time to time upon MSN's request, StarBand shall provide to MSN proof evidencing full compliance with the insurance requirements set forth herein. Failure by StarBand to furnish certificates of insurance, or failure by MSN to request the same shall not constitute a waiver by MSN of any of the insurance requirements set forth herein. StarBand shall notify MSN in writing if the insurance coverage procured by it is to be canceled or materially altered so as to not comply with the requirements of this provision, with such notice to be provided to MSN no later than the later of (i) at least thirty (30) days in advance of the cancellation or (ii) twenty-four (24) hours after StarBand receives notice of the cancellation.

     (d) In addition to the foregoing, StarBand shall ensure that at all times during the Term, its Subcontractors shall maintain, at their own expense, Commercial General Liability Insurance with policy limits substantially identical to those listed in Section 5.1(a)(i) above, and such policies shall name each MSN Indemnified Person and StarBand as an additional insured with respect thereto. From time to time upon MSN's request, StarBand shall provide to MSN proof evidencing full compliance with this Section 5.1(d).

     5.2       PRODUCT LIABILITY INDEMNITY

     StarBand will be responsible for all product liability associated with the CPE and its design, development, testing, certification, production, distribution and installation. StarBand indemnifies and agrees to protect, defend, and hold harmless each MSN Indemnified Person against any Indemnifiable Claims arising out of or relating to the CPE or its design, development, testing, certification, production, distribution or installation, including any injury to or death of any Person (including employees of StarBand, MSN or any Subcontractor) or damage to any property or environment (including property of any MSN Indemnified Person or any other Person) allegedly caused by any CPE or part thereof.

6.              CUSTOMER AND MSN ASSISTANCE

     6.1       HELP DESK CAPABILITIES

     During the Term, StarBand will, operate and maintain a help desk and provide all services related thereto. The help desk will be responsible promptly and effectively to resolve any problem arising with respect to the Service or the Work. Without limiting StarBand's obligations hereunder, required help desk services will include problem resolution services as related to all aspects of the Service and the Work (including Customer assistance, Service performance measurements, documentation, information retrieval, CPE performance, installation, maintenance, and repair, troubleshooting, fault isolation and problem resolution activities). As to be provided in the Network Operations Plan and the Service Level Agreement, required help desk resources will include databases, support tools, communication links/equipment, and a diagnostic laboratory for problem replication and troubleshooting. If necessary, help desk personnel (at MSN's option) will be available on-site at a Customer's premises to facilitate problem resolution. StarBand will provide adequate and on-going training for all help desk personnel (including MSN help desk personnel) and will operate and maintain the help desk and provide help desk services in conformance with best industry practices as employed by leading operators in the telecommunication industry.

     6.2       CONTINUOUS OPERATION

     StarBand shall dedicate exclusively and make available to MSN on a continuous basis (24x7 days per week) the help desk and all help desk services, including adequate skilled logistics, operations and engineering personnel necessary to resolve issues in a timely manner, and all hardware, facilities, simulators, emulators and test beds that are used with respect to the Service. The help desk's exclusive dedication to the Service will not permit sharing of the help desk or any help desk personnel with other StarBand-related projects unless MSN otherwise agrees. The help desk will maintain an automated bulletin board providing configuration management information, critical trouble tickets, suggested work-arounds, suspected problems, technical notes and information about known problems with respect to the Service.

     6.3       INTERACTIONS WITH MSN

     Throughout the Trial Period, MSN and StarBand will work together to integrate the Service with MSN's normal commercial operations, including, but not limited to, MSN help desk and billing services. In connection therewith, the Network Operations Plan will include help desk procedures for interactions among the help desk, the StarBand NOC and the MSN NOC and allocation of help desk resources for problem resolution. StarBand will utilize a trouble ticketing system for the help desk that is compatible with MSN's own trouble ticketing system. MSN will have the ability to monitor in real time the status of any trouble ticket currently being tracked or resolved by StarBand's help desk. In addition, StarBand shall make available to MSN, in real time, the status and resolution of all historical trouble tickets tracked and resolved by its help desk. Problems reported to StarBand will be tracked, compiled, and analyzed for trends and quality metrics tracking in accordance with the Network Operations Plan.

     6.4       INTERACTIONS WITH MSN CUSTOMERS

     For any MSN Customer requesting technical assistance with respect to utilization of the Service, MSN will be the first point of contact (unless such request pertains to the CPE or the installation, repair or replacement thereof, in which case MSN may escalate the issue as provided below). Unless otherwise directed by MSN, the help desk will respond to such requests only after escalation from MSN. Upon receipt of any request, MSN will initially attempt to resolve the technical or operational problem raised by such MSN Customer. StarBand will, at no additional cost to MSN, provide MSN throughout the Term with such information and training as necessary to enable MSN to provide answers to the most common concerns (i.e., "Tier 1 problems") with respect to the Service.

     If MSN concludes it is unable to resolve any issue in a timely manner, or the MSN Customer request pertains to the CPE or the installation, repair or replacement thereof (i.e., "Tier 2 problems"), MSN may then escalate such MSN Customer request to the StarBand help desk for assistance and resolution. The help desk procedures will establish logging and categorization procedures for assistance requests. In handling any request escalated by MSN, StarBand's help desk will communicate only with MSN (and will have no contact with the MSN Customer requesting such assistance) unless MSN directs otherwise. StarBand will be responsible for prompt resolution of all Tier 2 problems. The Service Level Agreement will include required resolution periods for Tier 2 problems, such resolution periods to correspond to the severity of the problem involved.

     6.5       MSN SUPPORT

     In addition to assisting with MSN Customer problem resolution, the help desk will also be responsible for providing technical support and assistance to MSN and the MSN NOC (all in conformance with best industry practices, as employed by leading manufacturers and operators in the telecommunication and aerospace industries).

     StarBand shall be responsible for all technical, operational, network integrity and network performance issues identified by MSN to StarBand or identified by any MSN Customer relating to the Service. StarBand will ensure network service levels as defined in the Service Level Agreement.

7.             SUBCONTRACTORS

            Subject to the other requirements of this Agreement, StarBand may have any of the Work performed by Subcontractors pursuant to one or more Subcontracts; provided that any subcontracting of, or change of any of the Subcontractors for, any of the Work will be subject to the prior approval of MSN, such approval not to be unreasonably withheld. In all events, StarBand will be solely responsible to engage and manage its Subcontractors in the performance of the Work, for all Work performed by its Subcontractors, and for all acts and omissions of its Subcontractors in performing the Work. Without limiting the generality of the foregoing, StarBand will coordinate the performance of all of its Subcontractors performing or supplying any portion of the Work and will expedite and generally oversee the progress being made by its Subcontractors. StarBand will promptly replace any of its Subcontractors performing the Work unsatisfactorily.

8.             MANAGEMENT

     StarBand will designate a single point of contact (a "Program Manager") responsible for StarBand's performance under this Agreement. The Program Manager shall be empowered by StarBand's executive management to exercise immediate authority and control over StarBand's programs to meet StarBand's obligations under this Agreement. The Program Manager will maintain communications and coordination with MSN and ensure that teamwork and coordination are maintained between the MSN and StarBand teams. The Program Manager will designate points of responsibility for each major area of responsibility under this Agreement, including with respect to CPE installation, CPE warranty repair, CPE out-of-warranty repair, help desk support, and StarBand NOC operation. StarBand agrees that it shall consult with MSN in connection with the selection of the Program Manager. StarBand further agrees that such Program Manager shall be replaced for inadequate performance of the aforementioned duties.

9.              MSN ACCESS; BILLING; AUDIT RIGHTS; MARKET
                PROJECTIONS

     9.1       DATA AND FACILITIES

     StarBand will provide MSN with access to all data and analysis related to the Service and, upon MSN's request, MSN will have access to all facilities of StarBand and its Subcontractors (to the extent related to the Work).

     9.2       REPORTS AND REVIEWS

     StarBand's Program Manager will, by the fifteenth (15th) day of each month, supply MSN with monthly reports addressing the Work's technical status, its performance, specific issues/problems and their appropriate corrective actions, all major program risk items and corresponding mitigation plans and plans for the next reporting period. The Program Manager shall also present to MSN formal quarterly reviews, including matters to be addressed in the monthly reports and other pertinent topics such as quality assurance and system testing. At MSN's request, MSN will be entitled to participate in any reviews conducted by manufacturers of Gilat or StarBand satellites or their Subcontractors.

     9.3       INVOICES

     Any invoice submitted by StarBand to MSN for payment shall include MSN Customer data sufficient to enable MSN to reconcile the information set forth on such invoice with MSN's own MSN Customer billing information, and which, at a minimum, shall include each Service Customer's name and MSN identification number (or a StarBand-provided identification number) for which such charges are based. All StarBand invoices will be sent to MSN at the then-current address for notices.

     9.4       AUDIT RIGHTS

     StarBand agrees to keep all usual and proper books of account and records and all usual and proper entries and other documentation relating to (a) MSN's usage of the Service, (b) the StarBand NOC, (c) StarBand's most favored customer obligation set out in Section 8 of the Agreement, and (d) such other terms of the Agreement as MSN may reasonably request. MSN shall have the right to cause an audit and inspection to be made of such books and records, entries and documentation of StarBand as they relate to StarBand's obligations under this Agreement. Such audit shall be conducted by an independent, third party auditor selected by MSN and all information disclosed and/or provided to such auditor in connection with such audit will be subject to an appropriate prior written confidentiality agreement. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of StarBand. Any such audit shall be paid for by MSN unless material discrepancies are disclosed in the auditor's report. "Material" shall mean a five percent (5%) or greater discrepancy between information previously reported to MSN by StarBand and that information contained in the auditor's report. If material discrepancies are disclosed, StarBand agrees to pay for the costs associated with the audit, in addition to the amount of the discrepancy paid by MSN plus interest at the highest LIBOR rate from time to time set forth in the Wall Street Journal in the United States plus six (6) percentage points (or, if less, at a rate equal to the highest rate permitted under applicable law).

                            ATTACHMENT 1 TO ANNEX B-1
                            CPE TRADEMARK GUIDELINES


The MSN Trademark:

[insert MSN logo here]

- Newco may use the MSN Trademark on the CPE and related packaging, documentation, advertising, marketing, and collateral materials, solely to indicate that MSN is providing the Service. Placement and sizing of the MSN Trademark shall be pre-approved in writing by Microsoft or MSN.

- The MSN Trademark may not be used in any manner that expresses or might imply MSN's or Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by the Agreement.

- Newco shall not use the MSN Trademark in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the CPE or ownership of the MSN Trademark.

- The MSN Trademark and "MSN" may not be included in any non-Microsoft trade name, business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademark.

- Newco may use the MSN Trademark only as provided by Microsoft or MSN electronically or in hard copy form. Except for size subject to the restrictions herein, the MSN Trademark may not be altered in any manner, including proportions, colors, elements, etc., or animated, morphed, or otherwise distorted in perspective or dimensional appearance.

- The MSN Trademark may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

- The MSN Trademark (including but not limited to Microsoft's logos, logotypes, trade dress, and other elements of product packaging and web sites) may not be imitated in any of Newco's materials.

- The MSN Trademark may not be used as a design feature in any materials.

- The MSN Trademark must stand alone. A minimum amount of empty space must surround the MSN Trademark separating it from any other object, such as type, photography, borders, edges, other logos, and so on. The required area of empty space around the MSN Trademark must be 1x, where x equals the height of the MSN Trademark.

- Except on CPE itself, each use of the MSN Trademark must include the notice: "MSN" is a trademark of Microsoft Corporation in the United States and/or other countries and is used under license from Microsoft".

- For all MSN Customers, the USB Boxes will feature equally, the MSN brand (the "MSN Brand") and the Newco brand (the "Newco Brand").

- The satellite dish or antenna to be used by MSN Customers will feature the MSN Brand and will include a subordinate reference to "powered by Newco" or a similar phrase (as may be agreed by MSN and Newco). The area on each such satellite dish for the MSN Brand and that for the related reference to Newco will be on a 4:1 basis.

- Installation and usage documentation will be provided by Newco and will feature equally the MSN Brand and the Newco Brand.

                                     ANNEX C

                            SERVICE LEVEL AGREEMENT

[STARBAND COMMUNICATIONS LOGO]


                             StarBand Communications

                           MSN Service Level Agreement

                                      [*]


[*] Seven pages of information have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     ANNEX D

                             NONDISCLOSURE AGREEMENT

                                                                         Annex D

                MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
                            (STANDARD RECIPROCAL)

      This Non-Disclosure Agreement (the "Agreement") is made and entered into as of the later of the two signature dates below by and between MICROSOFT CORPORATION, a Washington corporation ("Microsoft"), and STARBAND
COMMUNICATIONS INC./DELAWARE corporation ("Company").

      IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED IN THIS AGREEMENT AND THE MUTUAL DISCLOSURE OF CONFIDENTIAL INFORMATION, THE PARTIES HERETO AGREE AS FOLLOWS:

1.    Definition of Confidential Information and Exclusions.

      (a) "Confidential Information" means nonpublic information that a party to this Agreement ("Disclosing Party") designates as being confidential to the party that receives such information ("Receiving Party") or which, under the circumstances surrounding disclosure ought to be treated as confidential by the Receiving Party. "Confidential Information" includes, without limitation, information in tangible or intangible form relating to and/or including released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Except as otherwise indicated in this Agreement, the term "Disclosing Party" also includes all Affiliates of the Disclosing Party and, except as otherwise indicated, the term "Receiving Party" also includes all Affiliates of the Receiving Party. An "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party.

      (b) Confidential Information shall not include any information, however designated, that: (i) is or subsequently becomes publicly available without Receiving Party's breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party's disclosure of such information to Receiving Party pursuant to the terms of this Agreement; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; (iv) is independently developed by Receiving Party; or (v) constitutes Feedback (as defined in Section 5 of this Agreement).

2.    Obligations Regarding Confidential Information

      (a)    Receiving Party shall:

             (i) Refrain from disclosing any Confidential Information of the Disclosing Party to third parties for two (2) years following the date that Disclosing Party first discloses such Confidential Information to Receiving Party, except as expressly provided in Sections 2(b) and 2(c) of this Agreement;

             (ii) Take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, but no less than reasonable care, to keep confidential the Confidential Information of the Disclosing Party;

             (iii) Refrain from disclosing, reproducing, summarizing and/or distributing Confidential Information of the Disclosing Party except in pursuance of Receiving Party's business relationship with Disclosing Party, and only as otherwise provided hereunder; and

             (iv) Refrain from reverse engineering, decompiling or disassembling any software code and/or pre-release hardware devices disclosed by Disclosing Party to Receiving Party under the terms of this Agreement, except as expressly permitted by applicable law.

      (b) Receiving Party may disclose Confidential Information of Disclosing Party in accordance with a judicial or other governmental order, provided that Receiving Party either (i) gives the undersigned Disclosing Party reasonable notice prior to such disclosure to allow Disclosing Party a reasonable opportunity to seek a protective order or

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation. Notwithstanding the foregoing, the Receiving Party shall not disclose any computer source code that contains Confidential Information of the Disclosing Party in accordance with a judicial or other governmental order unless it complies with the requirement set forth in sub-section (i) of this Section 2(b).

      (c) The undersigned Receiving Party may disclose Confidential Information only to Receiving Party's employees and consultants on a need-to-know basis. The undersigned Receiving Party will have executed or shall execute appropriate written agreements with third parties sufficient to enable Receiving Party to enforce all the provisions of this Agreement.

      (d) Receiving Party shall notify the undersigned Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Receiving Party and its employees and consultants, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

      (e) Receiving Party shall, at Disclosing Party's request, return all originals, copies, reproductions and summaries of Confidential Information and all other tangible materials and devices provided to the Receiving Party as Confidential Information, or at Disclosing Party's option, certify destruction of the same.

 3.   Remedies

      The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

4.    Miscellaneous

      (a) All Confidential Information is and shall remain the property of Disclosing Party. By disclosing Confidential information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under any patents, copyrights, trademarks, or trade secret information except as otherwise provided herein. Disclosing Party reserves without prejudice the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets except as otherwise provided herein.

      (b) In the event that the Disclosing Party provides any computer software and/or hardware to the Receiving Party as Confidential Information under the terms of this Agreement, such computer software and/or hardware may only be used by the Receiving Party for evaluation and providing Feedback (as defined in Section 5 of this Agreement) to the Disclosing Party. Unless otherwise agreed by the Disclosing Party and the Receiving Party, all such computer software and/or hardware is provided "AS IS" without warranty of any kind, and Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever arising from or relating to Receiving Party's use or inability to use such software and/or hardware.

      (c) The parties agree to comply with all applicable international and national laws that apply to (i) any Confidential Information, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting/.

      (d) The terms of confidentiality under this Agreement shall not be construed to limit either the Disclosing Party or the Receiving Party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, the Receiving Party shall be free to use for any purpose the residuals resulting from access to or work with the Confidential Information of the Disclosing Party, provided that the Receiving Party shall not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. The term "residuals" means information in intangible form, which is retained in memory by persons who have had access to the

Confidential Information, including ideas, concepts, know-how or techniques contained therein. The Receiving Party shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, this sub-paragraph shall not be deemed to grant to the Receiving Party a license under the Disclosing Party's copyrights or patents.

      (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, the Receiving Party, their agents, or employees, but only by an instrument in writing signed by an authorized employee of Disclosing Party and the Receiving Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

      (f) If either Disclosing Party or the Receiving Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. This Agreement shall be construed and controlled by the laws of the State of Washington, and the parties further consent to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule.

      (g) This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, that neither party may assign this Agreement (whether by operation of law, sale of securities or assets, merger or otherwise), in whole or in part, without the prior written approval of the other party. Any attempted assignment in violation of this Section shall be void.

      (h) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

      (i) Either party may terminate this Agreement with or without cause upon ninety (90) days prior written notice to the other party. All sections of this Agreement relating to the rights and obligations of the parties concerning Confidential Information disclosed during the term of the Agreement shall survive any such termination.

5.    Suggestions and Feedback

      The Receiving Party may from time to time provide suggestions, comments or other feedback ("Feedback") to the Disclosing Party with respect to Confidential Information provided originally by the Disclosing Party. Both parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by the party offering the Feedback, shall not, absent a separate written agreement, create any confidentiality obligation for the receiver of the Feedback. Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the parties, the receiver of the Feedback shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit the Feedback provided to it as it sees fit, entirely without obligation or restriction of any kind on account of intellectual property rights or otherwise.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

    COMPANY: STARBAND COMMUNICATIONS INC.          MICROSOFT CORPORATION
    Address: 1760 Old Newton Rd.                   One Microsoft Way
             McLean, VA 22102                      Redmond, WA 98052-6399

    By: /s/ DAVID C. TRACHTENBERG                  By:  /s/ JAMES L. KRAMER
       ---------------------------------------        ---------------------------------------
    Name: DAVID C. TRACHTENBERG                    Name:    James L. Kramer
         -------------------------------------          -------------------------------------
    Title: PRESIDENT & CHIEF MARKETING OFFICER     Title:   Director
          ------------------------------------           ------------------------------------
    Date: October 20, 2000                         Date:    November 11, 2000
         -------------------------------------          -------------------------------------

                                     ANNEX E

                              TERMINATION AGREEMENT

                              TERMINATION AGREEMENT


Reference is hereby made to the Performance Guarantee Agreement by Gilat Satellite Networks, Ltd. ("Gilat") dated February 15, 2000 ("Performance Guarantee") a copy of which is annexed hereto as Exhibit 1 and the Agreement Relating to Gilat Supply Agreements annexed hereto as Exhibit 2 ("Back to Back Agreement").

WHEREAS, the Parties below desire to terminate the Back to Back Agreement in its entirety and, with respect to the Performance Guarantee, to terminate Gilat's obligations thereunder except for certain obligations specified herein, and

WHEREAS, Gilat agrees to continue to warrant to the Microsoft Network LLC ("MSN") that the USB-CPE supplied by Gilat to StarBand Communications Inc. ("StarBand") shall conform to the agreed specifications set forth in the CPE Plan attached to the Amended and Restated Broadband Access Services Supply Agreement dated October 20, 2000, between MSN and Starband ("MSN Supply Agreement") (capitalized terms not herein defined shall have the same meaning as set forth in the MSN Supply Agreement).

NOW THEREFORE, the parties hereto agree as follows:

1. The Back to Back Agreement is hereby terminated effective on the date appearing below and shall have no further force or effect.

2. Gilat's obligations under the Performance Guarantee are hereby terminated effective as of the date appearing below and shall have no further force or effect, provided, however, that Gilat's obligations under the Performance Guarantee shall continue in full force and effect solely with respect to the provisions of Article VI of the Investment Agreement by and among Spacenet, Inc., Gilat-To-Home, Inc., Microsoft G-Holdings, Inc., and Microsoft Corporation dated February 15, 2000, as amended by the Effectiveness Agreement by and among Gilat, Gilat-To-Home, Inc., Spacenet, Inc., Microsoft G-Holdings., Inc., EchoStar Communications Corporation, Furman Selz Investors II L.P., FS Employee Investors LLC and FS Parallel Fund L.P., dated March 30, 2000, and as further amended by the Assignment and Amendment and the Second Assignment and Amendment, both dated August 2000.

3. Gilat warrants to MSN that it shall for the entire term of the MSN Supply Agreement cause the USB-CPE supplied by it to Starband to be in strict conformity with the agreed specifications set forth in the CPE Plan attached to the MSN Supply Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its duly authorized officer on this 20th day of October, 2000.

SPACENET INC.

By:  /s/ SHELDON REVKIN
     ---------------------------------
Name:
Title:


STARBAND COMMUNICATIONS INC.
(FORMERLY GILAT-TO-HOME INC.)

By:  /s/ ZUR FELDMAN
     ---------------------------------
Name:
Title:

GILAT SATELLITE NETWORK LTD.

By:  /s/ YOEL GAT
     ---------------------------------
Name:
Title:


MICROSOFT G-HOLDINGS INC.

By:  /s/ JON DEVAAN
     ---------------------------------
Name:
Title:


MICROSOFT CORPORATION

By:  TED KUMMART
     ---------------------------------
Name:
Title: VP

                                     ANNEX F

                                    CPE PLAN

[STARBAND COMMUNICATIONS LOGO]


                                    CPE PLAN
                          StarBand Communications Inc.






Revision Level:  1.0                                   MSN Approval/Date:

Release Date:   10/20/00                               ___________________

                                                       -------------------



       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN

CONTENTS

       1.     INTRODUCTION ................................................................................................... 4

       2      CPE SPECIFICATIONS ............................................................................................. 4

              2.1    Current CPE ............................................................................................. 4

                     2.1.1  PC and peripherals ............................................................................... 4

                     2.1.2  StarBand cardset ................................................................................. 4

                            2.1.2.1 Receiver Board ........................................................................... 4

                            2.1.2.2 Transmitter Board ........................................................................ 4

                            2.1.2.3 Power Supply ............................................................................. 5

                     2.1.3   Software ........................................................................................ 5

                     2.1.4   Antenna ......................................................................................... 5

                                    2.1.4.1 Non-penetrating round or Roof Mount .............................................. 5

                                    2.1.4.2 Wall/Roof Mounts ................................................................. 6

                            2.1.5   Cabling .................................................................................. 6

                            2.1.6   Documentation ............................................................................ 6

              2.2    CPE Evolution Plan ...................................................................................... 6

       3      CONSUMER INSTALLATION EXPERIENCE FEEDBACK ...................................................................... 6

       4      WARRANTY REPAIR AND REPLACEMENT PROCEDURES ..................................................................... 7

              4.1    CPE Warranty ............................................................................................ 7

              4.2    Diagnostics plan ........................................................................................ 7

              4.3    Repair and replacement .................................................................................. 7

       5      MAINTENANCE PROGRAMS AND PROCEDURES ............................................................................ 7

              5.1    Upgrades during milestone trial periods ................................................................. 7

              5.2    Upgrades after Full Availability Date ................................................................... 7



       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN

       6      USB BOX DEVELOPMENT PLAN ....................................................................................... 8

              6.1    USB box specifications .................................................................................. 8

              6.2    USB box development schedule ............................................................................ 10




       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN

- This document is provided for use only by authorized representatives of MSN. It contains confidential information proprietary to StarBand Communications Inc., that may be protected by various intellectual property laws, and may not be reproduced in whole or in part, electronically or otherwise, without the express written consent of StarBand Communications Inc. The disclosure by StarBand Communications Inc. of information contained herein does not constitute any license or authorization to use or disclose the information, ideas, or concepts presented. The contents of this document are subject to change without prior notice.

- StarBand and the StarBand family of marks are owned by StarBand Communications Inc.




       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN


       1      INTRODUCTION

       The Customer Premises Equipment (CPE) Plan describes the equipment that StarBand will provide to each customer for installation in the home. Information presented includes specification of the hardware and software, as well as installation, warranty, and maintenance plans. Finally, the document presents plans for evolution of the product to future platforms.

       2      PCI CPE SPECIFICATIONS

       This section presents a description of the equipment included in the CPE.

          2.1    CURRENT CPE

              2.1.1  PC AND PERIPHERALS

              The StarBand home unit currently in distribution is hosted on a PC. The minimum requirements for this unit are:

              -      Pentium (or faster) processor
              -      32 MB RAM
              -      Hard drive (128 MB required)
              -      VGA or higher-resolution display adapter
              -      Sound card
              -      Keyboard
              -      Mouse
              -      Monitor

              2.1.2  STARBAND CARDSET

              2.1.2.1 Receiver board

              The StarBand receiver board is a PCI card that is manufactured by BroadLogic or a compatible alternative (OEM). This card delivers up to 30 Msps (million symbols per second).

              2.1.2.2 Transmitter board

              The StarBand transmitter board is manufactured by StarBand. This is a PCI card capable of transmitting 153.6 Kbps.




       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CPE PLAN


              2.1.2.3 Power supply

              An external 24V power supply is included. This power supply connects to the transmitter board and supplies the power for the StarBand outdoor unit (ODU).

              2.1.3  SOFTWARE

              The minimum software required on the CPE includes:

              -      Windows 98 SE or Me
              -      MS Internet Explorer 5.01
              -      StarBand software
              The following software has been tested on the CPE but is not required. Future updated list to be provided by StarBand.

              -      MS Office 2000
              -      Antivirus software
              -      VNC 3.3.3r2 remote control software
              -      Adobe Acrobat Reader 4.0
              -      RealPlayer 7 Basic
              -      MS PPTP
              -      Media player 6.4
              -      Quick time 4.01
              -      Active Perl 5.21

              2.1.4  ANTENNA

              The antenna provided to the consumer is a 0.75e (meter) elliptical antenna.

              The outdoor electronics include a Ku-band LNB and ODU for data receipt and transmission.

              Antenna mounts available are described below. All mounts include hardware for grounding (8' grounding rod, dual ground block, 8 AWG grounding wire, and self-tapping screw). Other types of mounts will be considered as well.

              2.1.4.1 Non-penetrating ground or roof mount

              The non-penetrating mount can be placed on a hard flat ground surface (cement, asphalt) or a flat roof (with proper support). The 36" x 36" mounting base is attached to a 3' pole. Concrete block is provided for ballast.






       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN


              2.1.4.2 Wall/roof mount

              This is a 3-leg tripod mount that can be attached to a wall or a pitched roof.



              2.1.5 CABLING

              Cable, connectors, and wall plates are provided to connect the PC to the antenna outdoor electronics.

              Amaximum of 75 feet of cable length is provided (x 2) between the antenna/mount and the PC inside the house.

              The two data cables are run through a wall plate to the PC.

              2.1.6 DOCUMENTATION

              Each CPE unit package includes the following documentation:

              -      StarBand User Guide

              During the trial phases of the program, the following additional documentation is included:

              -      Informational and/or cautionary inserts as applicable

       2.2    USB CPE EVOLUTION PLAN

       Future plans for the CPE include changes for both the platform and the VSAT technology.

       A VSAT USB or Ethernet "appliance" is currently in development. This will allow StarBand to offer consumers broadband Internet service using their existing PCs (provided certain minimum requirements are met).

       The USB Box section below provides details of this plan.



3      CONSUMER INSTALLATION EXPERIENCE FEEDBACK

       Feedback and surveys will be conducted by MSN for MSN subscribers only. All announcements, advertisement, surveys and other correspondence, regardless of the media used, Internet, brouchure, coupons must be pre approved by MSN. This requirement is applicable to the extent an MSN subscriber will be the receipient.




       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN


4      WARRANTY REPAIR AND REPLACEMENT PROCEDURES

       4.1    CPE WARRANTY

       StarBand will supply to MSN a CPE warranty freely transferable to each MSN customer. The warranty will state that the CPE will be free from defects in material and workmanship and will operate in accordance with specified design and performance standards. Each StarBand installer will warrant to each MSN customer that the CPE installation has been performed in accordance with the standards specified in the StarBand Installation Guide.

       For ninety (90) days after installation, the CPE will be subject to a full StarBand warranty, covering installation, labor, and parts.Extended warranty options will be provided by StarBand via approved MSN retail channels.

       4.2    DIAGNOSTICS PLAN

       Technical support will be provided in accordance with the above warranty. Procedures to validate warranty status are to be specified.

       Troubleshooting procedures for the CPE will be provided by StarBand to the MSNIA Program Manager. Some leaves of the troubleshooting tree indicate hardware failure as the likely cause. In the event of hardware failure, a hardware replacement is required to resolve the problem.


       4.3    REPAIR AND REPLACEMENT

       Repair and replacement procedures for system hardware during the pilot period are detailed in the StarBand Pilot Phase Maintenance Dispatch Procedure. Procedures for repair and replacement after the full availability date will be agreed upon by StarBand, MSN, and other partners and included in the NOP.





5      MAINTENANCE PROGRAMS AND PROCEDURES

       5.1    UPGRADES DURING MILESTONE TRIAL PERIODS

       During the trial period, users receive software updates in two ways. First, an upgrade may be multicast to all users at once. The upgrade date and time is announced in advance after testing and agreement by MSNIA. To receive the upgrade, users are required to have their systems on at the prescribed time. Second, upgrades will be available for download on the MSN website.

       5.2    UPGRADES AFTER FULL AVAILABILITY DATE



       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN

       After the Full Availability date, upgrades will be available by various means as the enabling technology evolves. As future revisions of the product become available, StarBand will make their best effort to ensure that the latest USB standard is incorporated in the product.

6.     USB BOX DEVELOPMENT PLAN


                                   [GRAPHIC]


       6.1    USB BOX SPECIFICATIONS

       The Satellite Modem supports the USB 1.1 standard.

       Maximum USB cable length is 6 meters.


       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN

       Ethernet Interface:
              The Satellite Modem supports a standard 10BaseT Ethernet interface.
              The Ethernet cable between the modem and a PC has to be a crossed cable (the connector on the Satellite Modem is non-crossed).



       The Satellite Modem has 6 LED indicators:
              PWR (Power On)
              (Rx Lock - Outbound receiver is locked)
              SYN (Synchronization packets are properly received; ready to connect)
              CON (On-Line - Connection with the hub was established)
              Tx (Transmitting - Modem is transmitting to the hub)
              PC (Data Activity - Data is received from the PC or sent to it, by USB or Ethernet interface)

       Dimensions: 8.4" x 8.7" x 3.5"

       Outbound (from Satellite) Data Rates: 1.84 Mbps to [*]

       Inbound (from USB CPE) Data Rates: up to 153.6 kbps

       Operating Environmental Conditions:

              Ambient Temperature: 0(degrees) C/32(degrees) F to 50(degrees) C/122(degrees) F

              From 60(degrees) C/144(degrees) F de-rate linearly to 75% of full load at 70(degrees) C/158(degrees) F

              Relative Humidity: 5% - 95%

              Altitude: Sea level to 15,000 feet.

              MTBF: Calculated MTBF per MIL-HDBK_217E shall be at least 100,000 hours at full load at 25(degrees) C/77(degrees) F.

              Cooling: The power supply, mounted in the box, is convection cooled, and doesn't need a fan.

              Output Frequencies: 950 to 1450 MHz

              Input Interface: WR-75 coaxial cable

              Output Interface: WR-75 coaxial cable

              Input voltage range: +15 to +24 VDC




       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0

CPE PLAN

       6.2    USB BOX DEVELOPMENT SCHEDULE

       The USB solution development schedule targets are:

       -      StarBand beta testing: [*]

       -      StarBand production :  [*]

       -      MSN deliveries begin:  [*]









       Confidential - For use only by authorized MSN
       personnel. Not for use or disclosure to unauthorized
       persons except by written approval of StarBand
       Communications Inc.                                             Rev. 1.0


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ANNEX G

                            NETWORK OPERATIONS PLAN

[STARBAND COMMUNICATIONS LOGO]

                             NETWORK OPERATIONS PLAN
                          StarBand Communications Inc.


                                      [*]


[*] 65 pages of information have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ANNEX H

                     ADDITIONAL REVENUE SERVICES AGREEMENT

                      ADDITIONAL REVENUE SERVICES AGREEMENT


       This Additional Revenue Services Agreement, dated as of February 15, 2000 (as from time to time amended, modified or supplemented, the "Agreement"), by and between The Microsoft Network L.L.C., a Delaware limited liability company ("MSN"), and Newco, a Delaware corporation ("Newco"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Supply Agreement (as defined below).

                                    RECITALS

       WHEREAS, Newco, a company owned jointly by Microsoft G-Holdings, Inc., a Nevada corporation("Microsoft Holdings"), and Spacenet Inc. ("Spacenet"), a Delaware corporation and wholly-owned subsidiary of Gilat Satellite Networks, Ltd., an Israeli corporation ("Gilat"), will provide satellite Internet access to North American consumers, small business and home office customers and to ISPs (including MSN) serving such customers (the "Service");

       WHEREAS, in connection with offering the Service to such customers, MSN and Newco have entered into that certain Broadband Access Services Supply Agreement of even date herewith (as from time to time amended, modified or supplemented, the "Supply Agreement");

       WHEREAS, MSN and Newco have also agreed to enterinto that certain Co-Branded Portal Agreement(as from time to time amended, modified or supplemented, the "Co-Branded Portal Agreement"), pursuant to which MSN will develop a co-branded portal for Newco and other ISP customers;

       WHEREAS, Gilat has executed and delivered in favor of MSN and Microsoft Holdings that certain Performance Guarantee Agreement, of even date herewith (as from time to time amended, modified or supplemented, the "Guarantee"), pursuant to which Gilat has irrevocably and unconditionally guaranteed (i) all of Newco's obligations under this Agreement, the Supply Agreement and each other Operative Document to which Newco is a party and (ii) all of Spacenet's obligations under the Operative Documents to which it is a party;

       WHEREAS, in addition to the Guarantee, Newco, Spacenet and Gilat have entered into that certain Agreement Relating to Gilat Supply Agreements, of even date herewith (as from time to time amended, modified or supplemented, the "Agreement Relating to Gilat Supply Agreements"), pursuant to which (a) Gilat will supply to Spacenet, at agreed upon prices and other terms and conditions, certain products and services that Spacenet is obligated to provide to Newco under the terms of the second (2d) paragraph of the Agreement Relating to Gilat Supply Agreements, (b) Spacenet will supply to Newco, at agreed upon prices and other terms and conditions, certain products and services that Newco is obligated to provide to MSN under the terms of the Supply Agreement and (c) Gilat will assume all of Newco's


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY
and Spacenet's liabilities and obligations related to such products and services under the Supply Agreement and the Agreement Relating to Gilat Supply Agreements; and

       WHEREAS, MSN and Newco (each, from time to time referred to herein as a "Party," and together as the "Parties") wish to establish a framework within which additional sources of Internet-related revenue may be generated and shared between them.

       NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Microsoft and Newco hereby agree as follows:

                                    AGREEMENT

       SECTION 1.    ADDITIONAL REVENUE SERVICES

       (a) These provisions pertain to Additional Revenue Services (as defined below) that may from time to time be offered by MSN on the MSN Service. Similar or comparable services may from time to time be offered on the Co-Branded Portal, Newco Cross-Linked Pages or through other ISPs; however, the terms governing revenue sharing with respect thereto are set forth in the Co-Branded Portal Agreement.

       (b) An "Additional Revenue Service" is a satellite-based service that satisfies all of the following requirements:

              (i) A service that is not offered to all Customers, but instead, is to be offered to select Customers in exchange for an additional fee payable in addition to normal monthly access fees and other charges, and is not similar to any services presently offered by MSN; and

              (ii)   A service that:

                     (A) provides to users of the Service creative content that is owned or licensed by Newco, or

                     (B) a premium broadband service that provides Customers with an improvement in Service performance above that required by the agreed system specifications for the Service; or

                     (C) a premium broadband service made possible by technological innovations that are created or licensed by Newco (as used in this subclause (C), "premium" refers to additional functionality, speed or other capability in excess of the specifications applicable to the Service); or

                     (D) is a new multicast service (a "multicast service" is defined as a single, common Internet protocol ("IP") stream originating from a


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY
                     satellite, and to which multiple users are allowed access to content through a common IP address and/or authentication); or

                     (E) is a new broadcast service (a "broadcast service" is defined as a single common bit stream originating from a satellite, and to which multiple users are allowed access to content through authentication); and

              (iii) A service for which Newco and MSN agree upon the applicable terms and conditions related thereto.

       (c) Notwithstanding the foregoing, the Parties hereby agree and acknowledge that:

              (i) Neither Party shall be entitled to any sharing of any premium revenues generated by an Additional Revenue Service unless Newco and MSN expressly agree upon the terms and conditions to be applicable to such Additional Revenue Service;

              (ii) Premium broadband services do not include any content, service or feature that MSN may offer utilizing the Service based upon the Service's system specifications agreed to by the Parties pursuant to Section 3.1.2(d)(iii) of the Supply Agreement; and

              (iii) Except as in accordance with this Agreement, nothing in the preceding provisions obligates MSN to carry any Additional Revenue Services.

       (d) Unless otherwise agreed, if an Additional Revenue Service is determined by the Parties to be eligible for revenue sharing, then the additional premium revenues, if any, generated by such Additional Revenue Service shall, on a "net-of-cost" basis, be [*]. For purposes of this Agreement, "net-of-cost" means the total amount of revenue generated by an Additional Revenue Service less all fixed and variable costs and expenses directly related to the provision of such Additional Revenue Service.

       (e) If Additional Revenue Services are developed, the pages connected to the Co-Branded Portal and the Newco Cross-Linked Pages will have cross-links which will allow Newco Customers to obtain the Additional Revenue Services, and the pages connected to the MSN.com portal will also have a cross-link enabling MSN Customers utilizing the Service to access Additional Revenue Services.

       SECTION 2.    ACKNOWLEDGMENT

       Newco acknowledges that MSN, in the normal course of its business, engages in internal development of content, services and features to be utilized in connection with MSN.com and other MSN-related websites and discusses such content, services and features with a variety of companies, including competitors of Newco. Accordingly, Newco agrees that, unless MSN specifically agrees in writing, Newco and its Affiliates will not be entitled


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY
to claim any trade secret, proprietary information right or other intellectual property or intangible right (whether statutory, common law, administrative or otherwise, all of which Newco hereby expressly waives) with respect to any content, services, or features (and including, without limitation, any ideas, plans, materials, concepts, strategies and other items) which it may propose to or discuss with MSN or Microsoft, and MSN and Microsoft will not have any liability (including payment of royalty and liability for infringement) to, or be required to solicit the participation of, Newco in any content, services or features MSN or Microsoft may wish to utilize directly, through or with the participation of Newco competitors or otherwise. The foregoing absence of MSN and Microsoft liability shall be applicable regardless of any similarity to any content, services, or features (and including, without limitation, any ideas, plans, materials, concepts, strategies or other items) that Newco or any of its Affiliates may propose to, or discuss with, MSN or Microsoft (unless MSN specifically agrees in writing, Newco on behalf of itself and its Affiliates hereby waiving and disclaiming any such liability and granting to MSN and to Microsoft a nonexclusive, royalty-free, perpetual, irrevocable, transferable, world-wide license, with the right to grant sublicenses, to make, reproduce, use, sell, distribute, otherwise dispose of, prepare derivative works based on, perform, display and otherwise exploit all such content, services, and features and any ideas, plans, materials, concepts, strategies or other items related thereto). MSN, Microsoft and their Affiliates at no time will be under any obligation to disclose or license to Newco or any of its Affiliates any content, services or features that MSN or Microsoft may have under development or regarding which MSN or Microsoft may be in discussions with others.

       SECTION 3.    CONFIDENTIALITY

       (a) The terms and conditions of the Microsoft Corporation Non-Disclosure Agreement ("NDA") govern this Agreement and all discussions, negotiations and documentation relating to this Agreement as if fully set forth herein. If any term of the NDA is inconsistent with, or conflicts with, this Agreement, then the terms of this Agreement control.

       (b) Newco may not use the name of MSN or any MSN Affiliate (or any of their respective trademarks or service marks or any portion thereof), in any advertising, publicity or press release or for any other business purpose without the prior written approval of Microsoft.

       SECTION 4.    TERM

       Subject to the other terms and conditions herein, the term of this Agreement will be concurrent with the term of the Supply Agreement. This Agreement will terminate upon any termination of the Supply Agreement for any reason whatsoever.


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY

       SECTION 5.    LIMITATION OF LIABILITIES

       NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO ANOTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF, OR RELATED TO, THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND SIMILAR LOSSES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO ANY PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; AND (B) CONFIDENTIALITY OBLIGATIONS UNDER
SECTION 3.

       SECTION 6.    PRESS RELEASES

       No Party to this Agreement shall issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other Parties hereto, which consent shall not be reasonably withheld.

       SECTION 7.    GENERAL PROVISIONS

                  7.1    INDEPENDENT CONTRACTORS

       The Parties are independent contractors with respect to one another and nothing in this Agreement shall be construed as creating an employer-employee relationship, partnership, agency relationship or joint venture among them.

                  7.2    GOVERNING LAW

       THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS-OF-LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                  7.3    SUBMISSION TO JURISDICTION

       For the benefit of MSN, Newco agrees that the state or federal courts located in or of New York City, New York are to have jurisdiction to settle any disputes in connection with this Agreement and submit to the jurisdiction of such courts in connection with this Agreement. Newco further agrees that a final judgment in any action or proceeding arising out of or relating to this Agreement will be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law. Newco hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court in or of New


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY

York City, New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any state or federal court in or of New York City, New York has been brought in an inconvenient forum. Nothing in this Section 7.3 limits the right of MSN to bring proceedings against Newco in connection with this Agreement in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

       The Parties hereby waive trial by jury in any judicial proceeding to which they are Parties involving, directly or indirectly, any matter arising out of or relating to this Agreement.

                  7.4    PROCESS AGENT; SERVICE OF PROCESS

       Newco, at its expense, will maintain the process agent set forth below as its agent for service of process in the State of New York during the Term and six months thereafter. Newco hereby irrevocably designates, appoints and empowers CT Corporation System, with its office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Agreement. Such service may be made by mailing or delivering a copy of such process in care of the appropriate process agent set forth above and Newco hereby irrevocably authorizes and directs its designated process agent to accept such service on its behalf. Newco further agrees that failure by a process agent appointed in accordance with the foregoing terms to notify it of the process will not invalidate the proceeding concerned. Notwithstanding the foregoing, nothing herein will affect the rights of either Party to serve process in any other manner permitted by Law.

                  7.5    ASSIGNMENT

       This Agreement will be binding on and inure to the benefit of the Parties and their permitted successors and assigns. Any assignment or delegation of this Agreement will not relieve the assigning Party of any of its obligations without the prior written consent of all other Parties. During the term of this Agreement, Newco may not directly or indirectly assign this Agreement or any rights hereunder to any Person without the prior written consent of MSN (such consent not to be unreasonably withheld).

                  7.6    CONSTRUCTION

       This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY

                  7.7    NOTICES

       (a) All notices, requests, demands and determinations under this Agreement will be in writing, may be delivered by hand, express courier, confirmed facsimile or mail and will be deemed duly given when received at the following addresses:

                     If to MSN, at:

                     The Microsoft Network L.L.C.
                     One Microsoft Way
                     Redmond, Washington 98052-6399
                     Tel. No.:  425-882-8080
                     Fax No.:   425-936-7329
                     Attention: [_______________]

                     If to Newco, at:

                     [______________________
                     _______________________
                     _______________________]

                     Tel. No.:  ____________
                     Fax No.:   ____________
                     Attention: [____________]

       (b) A Party may from time to time change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will become effective.

                  7.8    ENTIRE AGREEMENT

       This Agreement, together with the NDA, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the Parties by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof. No waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

                  7.9    COUNTERPARTS

       This Agreement may be executed in counterparts which, taken together, constitute one single contract between the Parties.

                  [Remainder of page intentionally left blank.]


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                          THE MICROSOFT NETWORK L.L.C.



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                          GILAT-TO-HOME, INC.



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


ADDITIONAL REVENUE SERVICES AGREEMENT
EXECUTION COPY

                                    ANNEX I

        MASTER AGREEMENT AMONG STARBAND, GILAT AND SPACENET, INC. DATED
                               SEPTEMBER 29, 2000

[Filed as a separate Exhibit to the Registration Statement]

                                    ANNEX J

                       FORM OF CONFIDENTIALITY AGREEMENT

                                                                       Annex J

CONFIDENTIAL INFORMATION, INTELLECTUAL PROPERTY, AND EXCLUSIVITY UNDERTAKINGS

1. I acknowledge that I am employed by StarBand or its parent, a subsidiary or an affiliated company (the "Company").

      In consideration of my future employment with the Company, I agree as follows:

             a) that during the course of my employment with the Company, I may come into possession of knowledge or information which is Confidential Information (as defined below) of the Company or another party to which the Company has an obligation of confidentiality;

             b) that I will not with out the prior consent of the Company use, divulge, disclose or make accessible to any other person or entity any Confidential Information except for the benefit of the Company, in the proper course of employment with the Company;

             c) that during my employment with the Company and for one (1) year thereafter, I will not directly or indirectly hire or solicit for hire any person which is or was a Company employee in the preceding twelve (12) months or solicit the business of any customer of the Company for the benefit of a person or an entity competing with the company;

             d) throughout the term of my employment, I will devote my full time and attention to the business and affairs of the Company and will not, without the prior written consent of the Company, Engage in any other business or occupation for remuneration or become a director, officer, employee, or agent of any other business without the prior written approval of the Company;

             e) that during the term of my employment and for six (6) months thereafter, I will promptly disclose to the company any Inventions (as defined below) which I conceive of or reduce to practice; I will assign my entire right, title and interest in all my Inventions to the Company, or its designee, without further compensation or award; and I will assist the Company, at the Company's expense, in securing the benefit of Invention, including making applications for letters patent, copyrights, trademarks or taking other actions necessary to establish and perfect the right, title and interest to the Invention in the Company, or its designee;

             f) that I am not subject to any non-competition or other restrictions from a previous employer or other party that could in any way affect the performance of my employment obligations with the Company and I hereby indemnify the Company against any costs or damages arising from the breach of this paragraph (f).

2. Confidential Information means all materials and information which I received, developed or had access, or will receive, develop or have access to in the course of employment with the Company including, but not limited to the Company's production processes, marketing techniques or plans, mailing lists, customer lists, financial information, strategic business plans, product development (or other proprietary data), employee lists, discoveries, results of research and development activities; any information about the Company which is not generally known to the public or others engaged in similar business activities; and information concerning customers, vendors or other transacting business with the Company, including, their manufacturing methods, processes, techniques, products or research.

3. Invention means all discoveries, improvements, developments, devices, tools, machines, apparatus, appliances, designs, promotional ideas, practices, processes, formulas or products, useful in or related to the business of the Company or a business the Company proposes to engage in, whether patentable, copyrightable, or otherwise which is made, discovered, conceived, developed or reduced to practice or secure by me, solely or jointly with others or otherwise during the term of my employment and for six (6) months thereafter.

4. I agree that all of my obligations under this Agreement will be binding on my heirs, executors, administrators, assigns or other legal representatives.

Full Name                                  Title
         ---------------------                  ------------------------------------

Social Security Number                     Department/Location
                      -------------------                     ------------------------------

Employee Signature                         Date
                  -----------------------      ----------------------

                                    ANNEX K

                      TELECOMMUNICATIONS SERVICES AGREEMENT

[Filed as part of a separate Exhibit to the Registration Statement]

                                    ANNEX L

      STATEMENT OF WORK PURSUANT TO TELECOMMUNICATIONS SERVICES AGREEMENT

                                                                         ANNEX L

                                STATEMENT OF WORK

In accordance with Article l of the Telecommunications Services Agreement, Spacenet shall provide to Newco uplink and associated satellite transport services from Spacenet's satellite earth station hubs and the uplink and reception services of submeter and other Very Small Aperture Terminal (VSAT) terminals licensed to Spacenet, including access to transmission and switching facilities necessary to transmit and terminate Newco's telecommunications traffic to all termination points accessible to Spacenet (the "Spacenet Services"). The Spacenet Services shall consist of the following:

- The hub stations through which the services will be made available are located at Spacenet headquarters in McLean, VA and its facilities at Marietta, Georgia.

- The VSATs will be located at various customer sites throughout the contiguous United States (and as appropriate in Canada and Mexico).

- Satellite uplink and transmission services utilizing space segment leased on domestic US satellite(s).

- Transmission and switching facilities arranged with local service providers, on an as-needed basis.

-    The Services shall be available 24-hours-per-day, 365-days-per-year.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE 1
                                CPE PRICING CHART




                                                                          STARBAND UNIT PRICE
               CPE                         CPE UNIT RANGE                        TO MSN
------------------------------------------------------------------------------------------------
Trial Period
Phase:Non-
USB_CPE                                         All                             $[*]
------------------------------------------------------------------------------------------------

Full Availability
Phase:USB-CPE                                1 to 75,000                          $[*]
                                           75,001-100,000                         $[*]
                                           100,001-150,000                        $[*]
                                           150,001-200,000                        $[*]
                                           200,001-250,000                        $[*]
                                           250,001-300,000                        $[*]
                                          300,001 & Beyond                        $[*]
------------------------------------------------------------------------------------------------




[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE 2
                     WARRANTY PRICING AND INFORMATION CHART

                                         SHIPPING OF
                                     REPLACEMENT UNIT TO      SHIPMENT OF FAILED            ON-SITE
                                          CONSUMER           UNIT BACK TO STARBAND           LABOR                PRICE PREMIUM
----------------------------------------------------------------------------------------------------------------------------------
Standard 90 Day
Warranty                                   StarBand                 StarBand           Included during the        Included in CPE
                                                                                         Trial Period;              purchase
                                                                                        thereafter, not
                                                                                            included
----------------------------------------------------------------------------------------------------------------------------------
Extended Warranty:                        StarBand                 Consumer               Not included
------------------
      1 Year Option                                                                                                    $[*]
-------------------
      2 Year Option                                                                                                   $[*]
-------------------
      3 Year Option                                                                                                   $[*]
-------------------
----------------------------------------------------------------------------------------------------------------------------------
On-Site Services:                         StarBand                 StarBand                 Included
-----------------
      1 Year Option                                                                                                    $[*]
-------------------
      2 Year Option                                                                                                   $[*]
-------------------
      3 Year Option                                                                                                   $[*]
-------------------
----------------------------------------------------------------------------------------------------------------------------------
Out-of-Warranty
Charges                                 See Note 2 Below             Consumer            Not to exceed         Time and Materials
                                                                                           $[*]/hour         (cost to MSN Customers
                                                                                                               not to exceed [*])
----------------------------------------------------------------------------------------------------------------------------------

Note 1: The On-Site Service option is only available if purchased in addition to the Extended Warranty Service option.

Note 2: Unit will be replaced at a price not greater than $[*] per MSN Customer (inclusive of shipping charges).


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.